   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1996.
                                                             FILE NO. 333-9741
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                    ------
                              AMENDMENT NO. 1 TO
                                  FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                    ------
                               TELLURIAN, INC.
                (Name of small business issuer in its charter)
                                    ------

               Delaware                                3570                       22-3451918
     (State or other jurisdiction          (Primary Standard Industrial        (I.R.S. Employer
of incorporation or organization)            Classification Code Number)      Identification No.)

                                    ------
                                Stuart French
                               Tellurian, Inc.
                             15 Industrial Avenue
                         Upper Saddle River, NJ 07458
                                (201) 818-6767
        (Address and telephone number of principal executive offices)

                                    ------

                                Stuart French
                               Tellurian, Inc.
                             15 Industrial Avenue
                         Upper Saddle River, NJ 07458
                                (201) 818-6767
    (Address and (Name, address and telephone number of agent for service)

                                    ------

               Copies of all communications should be sent to:

         Steven Morse, Esq.                          Henry C. Malon, Esq.
         Lester Morse P.C.                           One Battery Park Plaza,
         Third Floor                                 New York, New York 10004
         111 Great Neck Road                         (212) 483-9600
         Great Neck, NY 11021
         (516) 487-1446
                                    ------

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective. [X]

   If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |B(

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

   If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of securities issuable upon exercise of the Representative's Warramts and Representative's Warrants to purchase Warrants are subject to the anti-dilution provisions of the Warrant.

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
=============================================================================

                       CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                     Proposed      Proposed
                                                      Maximum       Maximum
                                       Amount to     Offering      Aggregate
Title of Each Class of Securities          be       Price Per     Offering        Amount of
           to be Registered            Registered   Unit (1)      Price (1)   Registration Fee
-----------------------------------------------------------------------------------------------
Shares of Common Stock, par value
 $.01 per share ("Common Stock") (2)    2,085,000      $5.00     $10,425,000      $3,594.83
------------------------------------------------------------------------------------------------
Redeemable Common Stock Purchase
 Warrants ("Warrants") (3)  .........   2,127,500      $ .25     $   531,875             -- (11)
------------------------------------------------------------------------------------------------
Shares of Common Stock underlying
 the Warrants (4)  ..................   2,127,500      $6.00     $12,765,000      $4,401.72
------------------------------------------------------------------------------------------------
Representative's Warrant to purchase
 Common Stock (5)  ..................     140,000      $.001     $       140             -- (11)
------------------------------------------------------------------------------------------------
Representative's Warrant to Purchase
 Warrants (6)  ......................     185,000      $.001     $       185             -- (11)
------------------------------------------------------------------------------------------------
Warrants underlying Representative's
 Warrants (7)  ......................     185,000      $ .30     $    55,500      $    19.14
------------------------------------------------------------------------------------------------
Shares of Common Stock underlying         140,000      $6.00     $   840,000      $   289.66
 Representative's Warrants (8)  .....     185,000      $6.00     $ 1,110,000      $   382.76
------------------------------------------------------------------------------------------------
Other Warrants (9)  .................   3,000,000      $ .25     $   750,000              -- (11)
------------------------------------------------------------------------------------------------
Shares of Common Stock underlying
Other Warrants (10)  ................   3,000,000      $6.00     $18,000,000      $ 6,206.90
------------------------------------------------------------------------------------------------
Totals  .......................................................  $44,477,700.00   $14,895.01 (12)
===================================================================================================

(1) Total estimated solely for the purpose of determining the registration fee.

(2) Includes (i) 210,000 shares of Common Stock subject to sale upon exercise of an over-allotment option granted by the Registrant to the Underwriters, (ii) 450,000 to be sold by Selling Stockholders and (iii) 25,000 shares to be sold by Additional Selling Stockholders outside of the Firm Commitment Offering.

(3) Includes 277,500 Warrants subject to sale upon exercise of an over-allotment option granted by the Registrant to the Underwriters.

(4)  Reserved for issuance upon exercise of the Warrants.

(5) Represents Warrants to purchase Common Stock to be issued to the Representative.

(6) Represents Warrants to purchase Warrants to be issued to the Representative.

(7) Number of Warrants to be issued upon exercise of Representative's Warrant to purchase Warrants.

(8) Reserved for issuance upon exercise of Representative's Warrants to purchase Common Stock and upon exercise of the Warrants underlying the Representative's Warrants to purchase Warrants.

(9) Other Warrants to be offered on behalf of certain Warrant Holders described in the Prospectus.

(10) Reserved for issuance upon exercise of Other Warrants by Warrant
     Holders.

(11) No fee due under Rule 457(g) since the Warrants are registered contemporaneously with the Common Stock underlying the Warrants.

(12) $12,493.20 previously paid and $2,401.81 paid herewith.

                               TELLURIAN, INC.

                            CROSS REFERENCE SHEET

              Form SB-2 Item Number and Caption                          Location of Caption in Prospectus
-------------------------------------------------------------   ----------------------------------------------------
 1.       Front of Registration Statement and Outside          Outside Cover Page
          Front Cover Page of Prospectus
 2.       Inside Front and Outside Back Cover                  Pages of Prospectus Inside Front and Outside Back Cover
                                                               Pages
 3.       Summary Information and Risk Factors                 Prospectus Summary; Investment Considerations
 4.       Use of Proceeds                                      Use of Proceeds
 5.       Determination of Offering Price                      Outside Front Cover Page; Risk Factors; Underwriting
 6.       Dilution                                             Dilution
 7.       Selling Security Holders                             Principal and Selling Stockholders, Additional Selling
                                                               Stockholders and Warrant Holders

 8.       Plan of Distribution                                 Outside Cover Page; Underwriting
 9.       Legal Proceedings                                    Business -- Litigation
10.       Directors, Executive Officers, Promoters and         Management;Principal and Selling Stockholders
          Control Persons

11.       Security Ownership of Certain Beneficial Owners      Principal and Selling Stockholders; Certain Transactions
          and Management
12.       Description of the Securities                        Description of Securities; Underwriting
13.       Interests of named Experts and Counsel               Legal Matters; Experts
14.       Disclosure of Commission Position on                 Management
          Indemnification for Securities Act Liabilities
15.       Organization Within Last Five Years                  Management; Principal and Selling Stockholders; Certain
                                                               Transactions
16.       Description of Business                              Prospectus Summary; Business
17.       Management's Discussion and Analysis or Plan of      Managements discussion and analysis of financial condition
          Operation                                            and results of operations
18.       Description of Property                              Business
19.       Certain Relationships and Related Transactions       Certain Transactions
20.       Market for Common Equity and Related Stockholder     Cover Page; Risk Factors
          Matters
21.       Executive Compensation                               Management
22.       Financial Statements                                 Financial Statements
23.       Changes in and Disagreements with Accountants on     *
          Accounting and Financial Disclosure

------
* Omitted because item is inapplicable or answer is in the negative.

"Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State."


                    SUBJECT TO COMPLETION OCTOBER 1, 1996

                               TELLURIAN, INC.

                     1,850,000 SHARES OF COMMON STOCK AND
             1,850,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

   Of the 1,850,000 shares of Common Stock and 1,850,000 Redeemable Common Stock Purchase Warrants (the "Warrants," which together with the Common Stock are collectively referred to as the "Securities") offered hereby, 1,400,000 shares and 1,850,000 Warrants are being sold by Tellurian, Inc. (the "Company" or "Tellurian") and 450,000 shares are being sold by certain selling stockholders (the "Selling Stockholders"). The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. See "Principal and Selling Stockholders."

   The offering of Common Stock and Warrants made pursuant to this Prospectus is referred to herein as the "Offering." Each Warrant entitles the owner thereof to purchase one share of the Company's Common Stock at an exercise price of $6.00 per share (the "Warrant Exercise Price"), subject to adjustment under certain circumstances, at any time during the five year period that commences from the date hereof. The Common Stock and the Warrants are being offered separately and will be separately tradeable and transferable upon issuance. Beginning one year from the date hereof the Warrants may be redeemed by the Company, at $.30 per Warrant if certain conditions are met. See "Description of Securities -- Warrants."


   Prior to the Company Offering, there has been no public market for the Common Stock or the Warrants and there can be no assurance that such a market for the Common Stock or Warrants will develop after the closing of the Offering or that, if developed, it will be sustained. The offering price of the Common Stock and the Warrants and the initial exercise price of and other terms of the Warrants were established by negotiation between the Company and J.W. Barclay & Co., Inc., the representative (the "Representative") of the underwriters of the Offering (collectively, including the Representative, the "Underwriters"), and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. For information regarding the factors considered in determining the initial offering prices of the Securities and the terms of the Warrants, see "Risk Factors" and "Underwriting." The Common Stock and Warrants are expected to trade on the Nasdaq SmallCap Market ("NASDAQ SmallCap") under the symbols "TLRN" and "TLRNW", respectively.
                                    ------

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AS
  DESCRIBED HEREIN. FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT
    SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
       SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 6 AND
                       "DILUTION" BEGINNING ON PAGE 14.

                                    ------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

=============================================================================
                                    Underwriting     Proceeds    Proceeds to
                       Price to    Discounts and      to the       Selling
                        Public    Commissions (1)   Company (2)  Stockholders
-----------------------------------------------------------------------------
Per Share  .........      $5.00       $ .50           $4.50        $4.50
-----------------------------------------------------------------------------
Per Warrant  .......      .25          .025           .225           --
-----------------------------------------------------------------------------
Total (3)  ........   $9,712,500     $971,250      $6,716,250    $2,025,000
=============================================================================
                                               (footnotes appear on next page)

   The Securities included in the underwritten offering are being offered by the Underwriters on a "firm commitment" basis subject to prior sale, when, as and if delivered to and accepted and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of certificates evidencing the Securities will be made at the offices of the Representative, New York, NY, against payment therefor on or about __________, 1996.

                           J.W. BARCLAY & CO., INC.

                The date of the Prospectus is __________,1996

(continued from cover page)


(1) Does not include additional compensation to the Underwriters in the form of (a) a non-accountable expense allowance of three (3%) percent of the gross proceeds of this Offering and (b) a Warrant, purchasable at a nominal price, giving the holders the right to acquire 140,000 shares of Common Stock at an initial exercise price of $6.00 per share (the "Underwriters' Stock Warrants") and 185,000 Warrants at an initial exercise price of $.30 per Warrant (the "Underwriters' Warrants"). The Underwriters' Stock Warrants and the Underwriters' Warrants are collectively referred to as the "Underwriters' Securities". In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), to retain the Representative as a financial consultant for a two year period following the closing of this Offering for an aggregate fee of $149,250 to be paid at the closing of the Offering and, commencing one year from the date hereof, to pay the Representative a commission of 10% of the exercise price of the Warrants, payable upon exercise. See "Underwriting."

(2) Before deducting estimated expenses (including the non-accountable expense allowance payable to the Representative) of $673,875 payable by the Company and $67,500 payable by the Selling Stockholders. See "Principal and Selling Stockholders."

(3) Solely for the purpose of covering over-allotments, if any, the Company has granted to the Underwriters options, exercisable within 45 days of the date hereof, to purchase an additional 210,000 shares of Common Stock and 277,500 Warrants upon the same terms and conditions as the Securities offered hereby. If such over-allotment options are exercised in full, the Total Price to Public will be $10,831,875 the Total Underwriting Discount will be $1,083,187.50, and the Total Proceeds to the Company will be $7,723,687.50. See "Underwriting."
                                      ------


   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER- ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

   The Company has registered for sale on behalf of certain security holders (the "Warrant Holders") 3,000,000 additional warrants to purchase Common Stock. Such warrants are identical to the Warrants and are issuable automatically upon the completion of the Offering in exchange for certain outstanding warrants of Tellurian. The Company has also registered the shares of Common Stock issuable upon the exercise of such warrants. Such warrants are not being underwritten in the Offering, and the Company will not receive any proceeds from the sale of such warrants. See "Warrant Holders." The Company has also registered for sale on behalf of certain security holders (the "Additional Selling Stockholders"), the resale of 25,000 shares (the "Additional Registered Shares") that are issuable automatically upon the completion of the Offering in exchange for certain outstanding notes. Such shares are not being underwritten in the Offering and the Company will not receive any proceeds from the sale of such shares. The Additional Registered Shares may not be sold by the Additional Selling Stockholders for a period of six months after the date of this Prospectus without the prior written consent of the Representative. See "Additional Selling Stockholders."

   The Company intends to furnish its stockholders with annual reports containing audited financial statements examined and reported upon by an independent certified public accounting firm and to make available copies of quarterly reports containing unaudited financial statements. The Company's fiscal year end is December 31. The Company has filed a Registration Statement on Form 8-A with the Securities and Exchange Commission (the "Commission") to register under, and be subject to the reporting requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file proxy statements and other information with the Commission.

                              PROSPECTUS SUMMARY


   The following summary is qualified in its entirety by, and must be read in conjunction with, the more detailed information and the Company's financial statements (including the notes thereto) appearing elsewhere in the Prospectus. Unless otherwise indicated, all information included in this Prospectus assumes that the Underwriters over-allotment options will not be exercised. All share and per share amounts in the Prospectus give retroactive effect to a 98.52216749-for-1 forward stock split effective March 15, 1995. Also, all references to "Tellurian" or the "Company" includes Tellurian, Inc., a South Carolina corporation, which was formed on August 10, 1988 and reincorporated in Delaware via merger into its wholly-owned subsidiary effective July 2, 1996. An investment in the Securities offered hereby involves a high degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution."


                                 THE COMPANY

   Tellurian, Inc. ("Tellurian" or the "Company"), a Delaware corporation, is engaged in the design, development and marketing of virtual reality products which include image generators, related software, helmets and motion systems. The term virtual reality refers to artificial environments of sight, sound and motion created with the use of specialized computers and visual and audio equipment. The Company also provides consulting services via developing customized software and databases for customers who purchase its image generators and need such services for specific application requirements.

   Since 1988, the Company has been designing, building and selling a line of specialized computers and ancillary software which are used to generate visual images in realtime for use in flight trainers and other simulation equipment. Since 1992, the Company's principal product has been its AT-200 image generator which is sold to customers who manufacture training and simulation equipment such as Hughes/Link Corporation, Aviation Simulation Technology, Inc., and Ship Analytics, Inc. Since June 1994, the Company has been adapting its AT-200 Image Generator and has been selling this product and ancillary software for use in virtual reality entertainment devices to companies such as Fightertown Entertainment Centers, Ride & Show Engineering Corp., and MaxFlight Corp.

   Beginning in 1994, the Company has been designing and engineering a new image generation product known as the "EAGLE", a specialized computer, which is specifically designed for the virtual reality entertainment market. In July 1996, Tellurian delivered its first production units of the EAGLE pursuant to purchase orders. The Company intends to utilize a portion of the net proceeds of the Offering to purchase production tooling necessary to produce the Eagle products in higher volume. The Eagle which is available in multiple resolution formats, is faster and less expensive to produce than the Company's previous products, the AT-100 and AT-200. It is also different from such previous products in that it is being tailored for entertainment use. Each unit is composed of proprietary hardware and software which when combined with motion and sound simulate a full-immersion experience. The "EAGLE" is intended for use at amusement/theme parks, video arcades, family fun centers, and other Location Based Entertainment Centers ("LBE").

   Utilizing the "EAGLE" technology, Tellurian is currently designing helmets and motion products to complement the Eagle for the entertainment market. These new products are expected to be marketed and sold on two levels. The first level will be components for other virtual reality game manufacturers. The second level of marketing will be for Tellurian to build its own complete game units and using these units to establish one or more joint ventures, or revenue share agreements with owners and operators of LBE's. See "Business."


   In January 1996, Tellurian signed a Technology Transfer Agreement with Voyager Graphics, Inc. ("Voyager") pursuant to which Tellurian granted Voyager an irrevocable, exclusive, assignable, fully paid license (the "License") to be the exclusive supplier of the EAGLE Image Generator in various Asian and middle east countries. In consideration of the License and technology transfer, Voyager agreed to pay Tellurian $1,500,000. Of such amount, Tellurian has agreed that Voyager will pay $650,000 to two parties unrelated to Tellurian for their services in connection with such contract, resulting in a net amount of $850,000 payable to Tellurian. As of July 31, 1996, Tellurian received payments totalling $416,000 of such $850,000. Under the contract, Tellurian will be entitled to receive royalties of 2% of Voyager's net sales of the products and derivative products sold pursuant to the License. See "Business - Licensing of Tellurian Technology."

   Tellurian, Inc. is located at 15 Industrial Avenue, Upper Saddle River, NJ 07458. It's telephone number is (201) 818-6767.


                                 THE OFFERING

Securities Offered.............  1,850,000 shares of Common Stock and
                                 1,850,000 Warrants. Of these Securities,
                                 1,400,000 shares and 1,850,000 Warrants are being offered by Tellurian and 450,000 shares are being offered by the Selling Stockholders. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at the Warrant Exercise Price at any time during the five-year period commencing after the date of this Prospectus. The Warrants will be redeemable under certain circumstances. The Common Stock and the Warrants are separately tradeable and transferable immediately upon issuance. See "Description of Securities."

Common Stock outstanding before
  offering.....................  1,600,000 shares (1)

Common Stock outstanding after
  offering.....................  3,025,000 shares (1)


Use of Proceeds................  The net proceeds from this Offering will be utilized by the Company towards the
                                 repayment of promissory notes and certain current liabilities, establishment of Location Based Entertainment Centers, sales and marketing, research and product development, purchase of equipment, general and administrative expenses and working capital. See "Use of Proceeds."


Risk Factors...................  The Securities offered hereby involve a high degree of risk and substantial immediate dilution to investors. Prospective investors, before purchasing any securities offered, should review carefully and consider the information contained in the Prospectus and particularly the items set forth under "Risk Factors" and "Dilution."

NASDAQ SmallCap Symbols (2)....  Common Stock "TLRN"
                                 Warrants     "TLRNW"


Additional Offering ...........  The Company has registered for sale on behalf of the Warrant Holders 3,000,000
                                 additional warrants to purchase Common
                                 Stock, the exercise of such warrants and the resale of 25,000 shares by the Additional Selling Stockholders. See "Warrant Holders" and "Additional Selling Stockholder."

------
(1) Does not include the following: (i) up to 1,850,000 shares of Common Stock issuable upon exercise of the Warrants sold to the public; (ii) up to 3,000,000 shares of Common Stock issuable upon exercise of the Warrants which will be issued to the Warrant Holders; (iii) up to 140,000 shares of Common Stock issuable upon exercise of the Underwriters' Stock Warrants, (iv) up to 185,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriters' Warrants; and (v) up to 400,000 shares of Common Stock issuable under Tellurian's Stock Option Plan.

(2) There is no assurance that a trading market will develop for the Company's Common Stock and Warrants or that, if developed, it will be sustained. If the Company fails to meet certain maintenance standards imposed by the NASD, delisting of its securities from NASDAQ SmallCap is possible. See "Risk Factors - Requirements for Listing Securities on NASDAQSmallCap."

                        SUMMARY FINANCIAL INFORMATION


   The following selected information has been derived from the historical financial statements of Tellurian included elsewhere in this Prospectus and should be read in conjunction therewith, including the notes thereto. The pro forma as adjusted balance sheet as of June 30, 1996 gives effect to (i) the sale of 1,400,000 shares of Common Stock and 1,850,000 Warrants offered hereby, after deducting underwriting discount and commissions and other Offering expenses and the anticipated application of the net proceeds of the Offering to retire long-term indebtedness, and (ii) the issuance of 25,000 shares to the Additional Selling Stockholders upon the conversion of certain long-term indebtedness. See "Use of Proceeds."


INCOME STATEMENT DATA:

                                                Six Months Ended         Year Ended     Year Ended
                                           --------------------------    ------------   ------------
                                             June 30,      June 30,       Dec. 31,       Dec. 31,
                                               1996          1995           1995           1994
                                            -----------   -----------    ------------   ------------
Revenues  ...............................   $542,284       311,161       $477,311       $461,832
Gross Profit  ...........................    460,225       140,323        138,091        155,608
Net Loss (1)  ...........................    (95,010)     (293,464)      (699,665)      (576,902)
Net Loss per Common Share  ..............       (.06)         (.23)          (.48)          (.58)
Weighted Average
Number of Common Shares Outstanding (2)    1,600,000     1,300,000      1,450,000      1,000,000


BALANCE SHEET DATA:

                                                         June 30,
                                         June 30,          1996
                                           1996       (Proforma)(3)(4)
                                      --------------    ------------
Working Capital (Deficiency)  .....    $(1,379,604)     $3,792,396
Total Assets  .....................        932,932       5,204,617
Long-Term Debt  ...................        895,000             -0-
Total Liabilities  ................      2,973,051       1,378,051
Stockholders' Equity (Deficiency)       (2,040,119)      3,826,566



------
(1) Although the Company's S corporation status for tax purposes terminated effective July 2, 1996, the Company is an S corporation for all periods presented. Pro forma net loss assuming the Company files its income tax return as a C corporation would be the same as if an S corporation.

(2) See Notes 1 and 13 of Notes to Financial Statements for an explanation of the calculation of shares used in computing net loss per share.

(3) Gives effect to the sale 1,400,000 shares of common stock and 1,850,000 Warrants offered hereby and the anticipated application of the estimated net proceeds of $6,042,000 therefrom. See "Use of Proceeds".

(4) Gives effect to the repayment of certain indebtedness from the proceeds of the Offering and the elimination of deferred offering expenses of $200,315.

                                 RISK FACTORS

   An investment in the Securities involve a high degree of risk and immediate substantial dilution. Prospective investors should consider carefully the following risk factors, in addition to other information contained in this Prospectus, in evaluating an investment in the Securities offered hereby.


   Qualified Auditor's Report of Accountants. As a result of the Company's current financial condition, the Company's independent auditors have qualified their report on the financial statements at December 31, 1995 and for the years ended December 31, 1995 and 1994. The Company's ability to continue in the normal course of business is dependent upon successful completion of its planned public offering of securities to raise capital and the success of future operations. These uncertainties raise substantial doubt about its ability to continue as a going concern if the subject offering is not completed. There can be no assurance that the Company will not incur net losses in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations, "Business," "Use of Proceeds," and "Financial Statements and Notes."

   Arrears in Payroll Taxes to IRS and New Jersey. As of June 30, 1996, the Company owes approximately $114,000 in payroll taxes, interest and penalties to the Internal Revenue Service ("IRS") and the State of New Jersey. Periodic payments are being made to the IRS, which has filed a tax lien in the approximate amount of $92,000. Failure to make payments to the IRS and the State of New Jersey could result in additional liens and levying on the Company's assets which would materially adversely effect the Company and its operations. The Company intends to pay off these payroll obligations utilizing a portion of the net proceeds of the offering. See "Use of Proceeds" and "Notes to Financial Statements."

   Financial Condition; Losses; Deficit Net Worth. The Company sustained net losses of $95,010 and $293,964 for the six months ended June 30, 1996 and 1995, respectively, and $699,665 and $576,902 for the years ended December 31, 1995 and 1994, respectively, and continues to incur losses from operations. As of June 30, 1996, the Company has a working capital deficit of $1,379,604, an accumulated deficit of $2,191,384 and a Stockholders' deficiency of $2,040,119. In the past two fiscal years and the six months ended June 30, 1996, the Company has spent an aggregate of $996,664 for research and product development purposes. For the six months ended June 30, 1996 and June 30, 1995 and for the years ended December 31, 1995 and 1994, the Company had sales of $542,284, $311,161, $477,311 and $461,832, respectively. There can be no assurance that the Company will be able to operate profitably in the future. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

   Substantial Proceeds to be Used Toward Repayment of Liabilities/Proceeds to be Partially Used for Insiders' Benefit. As described in the "Use of Proceeds" Section of this Prospectus, the Company has allocated $1,570,000 to be used toward repayment of promissory notes ($880,000), payments to the Internal Revenue Service to eliminate certain tax liens and State of New Jersey for payroll tax arrears ($114,000) and to reduce the Company's accounts payable, accrued expenses, unpaid salaries of employees and officers of the Company and unpaid consulting fees of consultants ($576,000). To the extent that any monies from the proceeds of this Offering are paid to officers and directors of the Company, then such insiders will benefit from the Offering. See "Use of Proceeds."


   Uncertain Market Acceptance; Lack of Marketing Organization; and Distribution Network. The Company's future success depends upon the acceptance of its new virtual reality entertainment products, parts of which are currently in the development stage. With any new technology, there is a substantial risk that the market may not appreciate the benefits or recognize the potential of the technology. Market acceptance of the Company's virtual reality entertainment products will depend in large part, upon the ability of the Company to demonstrate the technological advantages of the Company's products over other types of virtual reality entertainment products or other more passive entertainment systems. The inability of the Company to successfully introduce its new products, establish these products as a standard in the industry and cause name recognition will have a material adverse effect on the Company's financial condition and results of operation. Successful penetration of the Company's proposed markets will be substantially dependent on the Company's ability to develop a marketing and sales organization and/or distribution network and establish one or more LBE's. There can be no assurances that the Company can develop such an organization or, if developed, that such an organization will be able to successfully penetrate the Company's proposed markets. See "Business--Sales and Marketing."

   Dependence Upon Material Contract. The Company has a material contract with Voyager pursuant to which the Company is entitled to receive up to $850,000 net upon the occurrence of certain milestones as specified in the contract. The contract requires Tellurian to train Voyager personnel in the design and fabrication techniques of the Company's new Eagle image generator so that Voyager can manufacture the unit in Taiwan for sale on an exclusive basis in the Licensed Territory as defined herein countries and elsewhere worldwide on a non-exclusive basis. No assurances can be given that Voyager and Tellurian will each fulfill its contractual obligations. Further, since Voyager has worldwide non-exclusive rights to sell the Eagle image generator, any sales by Voyager outside of the Licensed Territory may be in direct competition with Tellurian and could adversely impact Tellurian notwithstanding Tellurian's entitlement to be paid by Voyager a two percent royalty on all sales of Eagle and derivative products. See "Business."


   Dependence Upon Material Contract with a Republic of China
Corporation. The Company's material contract described in the preceding risk factor is with Voyager, a foreign corporation formed and operating in the Republic of China (Taiwan). The Company is receiving certain licensing fees and anticipates receiving certain royalties based upon Voyager's sale of the EAGLE. A number of risks are inherent in international transactions such as limited or disrupted payment cycles, problems in collecting receivables (including the use of foreign courts) and the imposition of government controls, export license requirements, political uncertainties, possible trade restrictions and changes in tariffs, all of which could materially adversely affect the Company's results of operations.


   Dependence on Joint Venture Agreements for LBE's. Tellurian intends to utilize the Eagle technology to build its own complete game units and use these units to establish one or more LBE's to be owned solely by Tellurian or jointly with others. Depending upon the cash requirements of the LBE, Tellurian may finance the LBE utilizing a portion of the proceeds of the Offering or Tellurian may enter into joint venture or revenue sharing agreements with third parties such as existing owners and operators of LBE's. In some cases, the Company may provide the equipment for the facility and assist in the designing, developing, construction and themeing of the LBE. The Company has no experience in owning, financing and operating LBE's and is likely to be dependent in such areas upon third parties to assist it, or participate with it, in establishing LBE's. The Company has no binding agreements with respect to any of these opportunities and there can be no assurances that Tellurian will be successful in establishing or entering into revenue sharing agreements for one or more LBE's and deriving operating profits from such operations. The Company has allocated $1,650,000 of the proceeds of the Offering which may be used to establish or enter into revenue sharing agreements for one or more LBE's. See "Use of Proceeds."

   Rapid Changes in Technology. The technology underlying Tellurian's products is subject to rapid change. The Company maintains an ongoing research and development program and its success will depend in part upon its continuing ability to respond quickly and successfully to technological advances by developing and introducing new and improved products. There can be no assurance that the Company will be able to foresee and respond to such advances or that competitors, including those with greater financial and other resources, will not succeed in developing technologies and products that are more effective than the Company's. See "Business -- Research and Development."

   Competition. Competition in the virtual reality entertainment market comes primarily from defense related manufacturers, many of which have much greater financial, technical, manufacturing and sales and marketing resources than the Company. In addition, as the virtual reality market develops and continues to grow, many larger companies will also enter this market increasing the competition. Although the Company believes that its developing virtual reality system and other virtual reality devices will be highly competitive due to performance and cost factors, there can be no assurance that the marketplace will consider the Company's products to be superior to competing products or that the Company can effectively compete with these larger companies in the future. See "Business -- Competition."

   Dependence Upon Proprietary Technology; Intellectual Property
Rights. Tellurian regards its products as proprietary and relies primarily on a combination of technological complexity trade secret protection, employee and third party non-disclosure agreements, and other intellectual proprietary protection methods to protect its proprietary rights. Although the Company believes that its products are uncopyable, it may be possible in the future, for unauthorized third parties to copy or reverse engineer certain portions of the Company's products or obtain or use information that the Company regards as proprietary. The Company currently has no patents. Although the Company's competitive position may be adversely affected by unauthorized use of its proprietary information, the Company believes that the ability to fully protect its intellectual property is less significant to its success than are other factors, such as the knowledge, ability and experience of its employees and its ongoing product development and customer support activities. There can be no assurance that third parties will not assert infringement or other claims against the Company with respect to any existing or future products, or that licenses would be available if any Tellurian technology were successfully challenged by a third party, or if it became desirable to use any third party technology to enhance Tellurian's products. Litigation to protect the Company's proprietary information or to determine the validity of any third party claims could result in significant expense to the Company and divert the efforts of the Company's technical and management personnel, whether or not such litigation is determined in favor of the Company. See "Business -- Lack of Patent Protection."


   Dependence on Key Employees. The Company is particularly dependent on the services of its key employees, Dr. Ronald Swallow and Mr. Stuart French, the loss of one or more of whom could have a material adverse effect on the Company's operations. Upon the completion of the Offering, the Company intends to enter into employment agreements with each of Dr. Swallow and Mr. French and apply for key man life insurance in the amount of $1,000,000 on the lives of Dr. Swallow and Mr. French. No assurances can be given that such insurance will adequately compensate Tellurian in the event of the loss of such key personnel. The Company believes that its success will depend in large part upon its ability to attract and retain highly-skilled technical, managerial, sales and marketing personnel. The business of the Company is highly technical in nature. The Company's future growth is dependent upon its ability to attract and retain qualified technical personnel. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to market its products. Competition for such personnel in the computer technology industry is intense. Failure to attract and retain such personnel could have an adverse effect on the Company's business, operating results and financial condition.

   Threat of Litigation. There are currently no legal proceedings pending against the Company. However, Fightertown Entertainment Inc., a California based corporation which paid a $100,000 deposit in March 1994 for Tellurian's EAGLE Image generators, has alleged in a letter to the Company that the Company had failed to deliver EAGLE products to Fightertown in accordance with contract terms and that the Company has improperly used Fightertown's proprietary software to develop the Company's "Battle of the Bulge" VR experience. Fightertown has advised the Company that these actions put the Company at risk of legal liability for many different claims including fraud, breach of contract, unfair competition and infringement of Fightertown's copyrights and trademarks. Fightertown has demanded the return of its $100,000 deposit together with interest and that Tellurian cease the development of its Battle of the Bulge virtual reality experience and making representations to anyone that it is developing such a product. Although the Company has rejected Fighterstown's claims, there can be no assurance as to the outcome of litigation if any were instituted and an adverse decision could materially adversely affect the Company's operations. See "Business--Litigation."


   Control by Principal Shareholders. Following the completion of the Offering, without giving effect to the potential exercise of the Warrants, the current principal shareholders and Management of the Company will beneficially own 886,699 shares of Common Stock, or approximately 29.3% of the then outstanding shares of Common Stock of the Company. Accordingly, the current principal shareholders and Management will be in a position to influence the election of the Board of Directors of the Company. See "Principal and Selling Stockholders."


   Management's Broad Discretion in Use of Proceeds. While the Company presently intends to use the net proceeds of the Offering, as described in the "Use of Proceeds" Section of this Prospectus, Management of the Company has broad discretion to adjust the application and allocation of the net proceeds of the Offering as well as any proceeds received upon exercise of the Warrants in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Management of the Company with respect to the application and allocation of the net proceeds hereof. Pending use of such proceeds, the net proceeds of this Offering will be invested by the Company in short-term, low risk marketable securities. See "Use of Proceeds."

   No Dividends and None Anticipated. The payment by Tellurian of cash dividends on its Common Stock, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition as well as other relevant factors. Tellurian has not paid or declared any cash dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated future financial requirements, does not contemplate or anticipate making any cash distributions upon its Common Stock in the foreseeable future. See "Dividends Policy."

   Determination of Offering Price. The initial public offering price of the Shares and Warrants has been determined by negotiations between the Company and the Representative and are not necessarily related to the Company's asset value, net worth, or other established criteria of value. See "Underwriting."


   Immediate and Substantial Dilution. The purchasers of the Shares offered hereby will incur an immediate and substantial dilution in the value of their Common Stock in that the net tangible book value of the Common Stock immediately after this Offering will be $(1.27) per share as compared to the initial public offering price of $5.00 per share, representing a dilution to new investors of $3.73 per share, or approximately 75%. Additional dilution to public investors may result to the extent that outstanding warrants and the Underwriters' Securities are exercised at a time when the net tangible book value per share of the Common Stock exceeds the exercise price of such warrants or when the Company could receive a higher price for the sale of its Common Stock. See "Dilution" and "Description of Securities."

   Shares Eligible for Future Sale. Sales of substantial amounts of Securities or the perception that such sales could occur could adversely effect the market price for the Securities. Upon consummation of the Offering, the Company will have 3,025,000 shares of Common Stock outstanding (3,235,000 shares if the Underwriters' over-allotment options are exercised in full) and 1,850,000 Warrants outstanding (2,127,500 if the Underwriter's over-allotment options are exercised in full). In addition, the Company will have 3,000,000 warrants outstanding held by the Warrant Holders, 140,000 Underwriters' Stock Warrants and 185,000 Underwriters' Warrants outstanding held by the Underwriters. Of these shares of Common Stock and warrants, 1,875,000 shares of Common Stock (2,085,000 if the Underwriters' over-allotment options are exercised in full), 1,850,000 Warrants (2,127,500 Warrants if the Underwriter's over-allotment options are exercised in full), 3,000,000 warrants held by the Warrant Holders, 140,000 Underwriters' Stock Warrants and 185,000 Underwriters' Warrants will be freely tradeable in the public market without restriction under the Securities Act, except for Securities purchased by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act), which will be subject to the resale limitations of Rule 144 under the Securities Act ("Rule 144"), and except that (i) 25,000 shares owned and offered by the Additional Selling Stockholders may not be sold for a period of six months without the prior written consent of the Representative, and (ii) the Underwriters' Securities may not generally be transferred by the holders thereof for a period of one year after the date of this Prospectus. All of the remaining shares of Common Stock to be outstanding after the Offering, 1,150,000 shares of Common Stock, will be "restricted securities" as that term is defined in the Securities Act and will not have been registered under the Securities Act. The holders of such shares of Common Stock have agreed with the Representative not to sell or otherwise transfer any of their shares of Common Stock for a period of 24 months after the date of this Prospectus, without the prior written consent of the Representative. At the end of this period (or earlier with the consent of the Representative) these shares will be eligible for sale, subject to the restrictions imposed by Rule 144. Some of these stockholders may elect to sell some or all of these shares as soon as they are permitted to do so. Ordinarily, under Rule 144, a person holding restricted securities for a period of two years may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar weeks prior to such sale. See "Shares Eligible For Future Sale" and "Underwriting."


   Requirements for Listing and Maintaining Listing of Securities on NASDAQ Smallcap. The Company has applied to have the Securities approved for quotation on NASDAQ SmallCap. The rules of NASDAQ SmallCap establish criteria for initial and continued quotation of securities on The NASDAQ SmallCap. While the Company expects to meet the initial criteria, there can he no assurance that it will be able to maintain the standards for continued quotation. These standards will require the Company to maintain total assets of $2,000,000, capital and surplus of $1,000,000 and, in certain circumstances, a minimum bid price for its Common Stock of $1.00 per share. If the Company fails to meet the criteria for initial quotation or the standards for continued quotation, the market for the Securities may be affected adversely and holders may be unable to sell their shares of Common Stock or Warrants. Trading, if any, in the listed securities would thereafter be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD electronic bulletin board. If this result were to occur, an investor may find it more difficult to dispose of, or in the case of the "pink sheets," to obtain accurate quotations as to the price of, the Securities.

   "Penny Stock" Regulations. The Commission has adopted regulations under the Exchange Act which generally define a "penny stock" to be any equity security that has a market price (as defined in the Exchange Act) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the securities offered hereby are not approved for quotation on or are removed from NASDAQ SmallCap, the Securities may be deemed to be "penny stocks" and become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgement from the customer that such disclosure information was provided and must retain such acknowledgement for at least three years. Further, monthly statements must be sent disclosing current price information for the penny stock held in the account. While many securities quoted on the NASDAQ SmallCap ("NASDAQ") would otherwise be covered by the definition of penny stock, transactions in a non-NASDAQ security would be exempt from all but the sole market maker provision for (i) issuers who have $2,000,000 in tangible assets if such issuer has been in continuous operation for three years, or $5,000,000 in tangible assets if such issuer has been in continuous operation for less than three years, (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ security directly with a NASDAQ market maker for such securities would be subject only to the sole market marker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

   The above-described rules may materially adversely affect the liquidity for the market of the securities should they cease to be quoted on NASDAQ SmallCap. Such rules may also affect the ability of broker-dealers to sell the Securities and may impede the ability of Warrant Holders or subsequent holders of the shares of Common Stock or the Warrants (including, specifically, the purchasers in the Offering) to sell such securities in the secondary market.


   Current Prospectus and State "Blue Sky" Registration Required to Exercise the Warrants. The Warrants provide that the Company shall not be obligated to issue shares of Common Stock upon exercise of the Warrants unless there is a current prospectus relating to the Common Stock issuable upon the exercise of the Warrants under an effective registration statement filed with the Commission and unless such Common Stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the Warrants reside. In accordance with the Securities Act, a prospectus ceases to be current nine months after the date of such prospectus if the information therein (including financial statements) is more than sixteen months old or sooner if there have been other fundamental changes in the matters discussed in the prospectus. The Company intends to utilize its best efforts to maintain a current prospectus relating to the Common Stock issuable upon exercise of the Warrants under an effective Registration Statement filed with the Commission. Although the Company has agreed to use its best efforts to meet such regulatory requirements, there can be no assurance that the Company can continue to meet these requirements. The Securities are not expected to be qualified for sale or exempt under the securities laws of all states. Although the Securities will not knowingly be sold to purchasers in jurisdictions in which the Securities are not qualified for sale or exempt, purchasers may buy Warrants in the secondary market or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so qualified or exempt. In this event, the Company would be unable lawfully to issue shares of Common Stock to those persons upon exercise of the Warrants unless and until the Common Stock issuable upon exercise of the Warrants is qualified for sale or exempt from qualification in jurisdictions in which such persons reside. There is no assurance that the Company will be able to effect any required registration or qualification. The value of the Warrants could be adversely affected if a then current prospectus covering the Common Stock issuable upon exercise of the Warrants is not available pursuant to an effective registration statement or if such Common Stock is not qualified for sale or exempt from qualification in the jurisdictions in which the holders of the Warrants reside. Further, under the terms of the agreement under which the Warrants will be issued, the Company is not permitted to redeem such Warrants unless a current prospectus is available at the time of notice of redemption and at all subsequent times to and including the date of redemption. See "Description of Securities -- Warrants."

   Potential Adverse Effect of Redemption of Warrants; Possible Expiration Without Value; Effect of Warrants, Warrants held by Warrant Holders and Representative's Warrant Securities on Value of Common Stock. The Warrants are redeemable by the Company, in whole or in part, upon 30 days' prior written notice at $.30 per Warrant, beginning 12 months after the date hereof and provided certain specified market conditions are met. Redemption of the Warrants could force the holders to exercise the Warrants and pay the Warrant Exercise Price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants for possible additional appreciation or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. In addition, if the market price of the Common Stock does not exceed the Warrant Exercise Price at the expiration of the exercise period, the Warrants may expire without value. See "Description of Securities -- Warrants." The exercise of the Warrants, the warrants held by the Warrant Holders and the Underwriters' Securities and the sale of the underlying shares of Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Company's securities. The exercise of such warrants also may have a dilutive effect on the interest of investors in the Offering. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of such outstanding warrants can be expected to exercise them, to the extent that they are able to, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such warrants. See "Description of Securities" and "Underwriting." As a result of the Warrants, the warrants held by the Warrant Holders and the Underwriters' Securities being outstanding, the Company may be deprived of favorable opportunities to obtain additional equity capital, if it should then be needed, for its business. It is also possible that, as long as the Warrants held by the Warrant Holders and the Underwriters' Securities remain outstanding, their existence might limit increases in the price of the Common Stock. See "Risk Factors -- Representative's Potential Influence on the Market" and "-- Current Prospectus and State "Blue Sky" Registration Required to Exercise the Warrants," "Description of Securities -- Warrants" and "Underwriting."

   No Prior Market; Possible Volatility of Share Price. Prior to this Offering, there has been no public trading market for the Securities. Although the Company intends to apply to have its Common Stock and Warrants included on NASDAQ SmallCap and the Representative has indicated that it intends to make a market in the Securities following this Offering, the Representative is not required to make such a market and there can be no assurance that an active public trading market for the Securities will be developed or, if developed, that it will be sustained. Accordingly, purchasers of the Common Stock and Warrants may experience substantial difficulty selling such Securities.


   Limitation on Director Liability. As permitted by Delaware corporation law, the Company's Certificate of Incorporation limits the liability of Directors to the Company or its stockholders to monetary damages for breach of a Director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have a more limited right to recover against Directors for breach of their fiduciary duty other than as existed prior to the enactment of the law. See "Management -- Limitation of Directors' Liability; Indemnification."

   Absence of Independent Directors. The Company has three directors, each of whom is an officer and two of whom are principal stockholders of the Company. The absence of outside or disinterested directors may result in less objectivity and an increased risk for conflicts of interest with respect to decisions made by the Board of Directors. See "Principal and Selling Stockholders" and "Management."

   Potential Adverse Effect of Warrants on Market for Common Stock. Upon the completion of the Offering, there will be outstanding 4,850,000 warrants to purchase Common Stock which will be able to be sold by the holders thereof. Such outstanding warrants may have an adverse effect on the market for the Company's Common Stock. See "Description of Securities -- Warrants."

   Company Will Not Receive Proceeds from Sales by Selling Stockholders, Additional Selling Stockholders and Warrant Holders. This Prospectus includes securities to be offered on behalf of the Company and certain Selling Stockholders, Additional Selling Stockholders and Warrant Holders as described herein. The Company will not receive any proceeds from the sale of securities by Selling Stockholders, Additional Selling Stockholders and Warrant Holders. See "Principal and Selling Stockholders", "Additional Selling Stockholders" and "Warrant Holders."


   Representative's Influence on the Market. A significant amount of the securities offered hereby may be sold to customers of the Representative. Such customers subsequently may engage in transactions for the sale or purchase of such Securities through or with the Representative. Although it has no obligation to do so, the Representative intends to make a market in the Securities and may otherwise effect transactions in such Securities. If it participates in the market, the Representative may exert a dominating influence on the market, if one develops, for the Securities. Such market making activity may be discontinued at any time. The price and liquidity of the Securities may be significantly affected by the degree, if any, of the Representative's participation in such market. Additionally, if the Representative should exercise its registration rights to effect the distribution of the Underwriters' Securities, or the shares of Common Stock underlying the Underwriters' Securities, the Representative, immediately prior to and during such distribution, will be unable to make a market in the Securities. If the Representative ceases making a market, the market and market prices for the Securities may be adversely affected and holders thereof may be unable to sell such Securities.

                               USE OF PROCEEDS


   The net proceeds to the Company from the sale of 1,400,000 shares of Common Stock and 1,850,000 Warrants offered hereby, after deducting underwriting discounts and commissions and other expenses of the Offering payable by the Company, will be approximately $6,042,000 (approximately $7,016,000 if the Underwriters' over-allotment option is exercised in full). The Company anticipates that the net proceeds of this Offering will be used approximately as follows:



                                                           Amount       Percentage
                                                        ------------   ------------
Locations Based Entertainment Centers (1)  ..........    $1,650,000         27%
Repayment of Promissory Notes and Payment of Certain
  Current Liabilities (2) ...........................     1,570,000         26
Research and Product Development (3)  ...............       900,000         15
Purchase of Equipment (4)  ..........................       250,000          4
Sales and Marketing (5)  ............................       820,000         14
General and Administrative  .........................       350,000          6
Working Capital (6)  ................................       502,000          8
                                                        ------------   ------------
  Total  ............................................    $6,042,000        100%
                                                        ============   ============

------
(1) See "Business-Location Based Entertainment Centers."

(2) Tellurian intends to utilize $1,570,000 toward repayment of promissory notes and certain current liabilities approximately as follows: (i) $880,000 for repayment of Subordinated promissory notes in the principal amount of $870,000 plus interest at the rate of 8% per annum. These long term notes provide for prepayment of the notes upon the completion of the Offering. These funds were spent for the following purposes: payroll taxes, reduction of stockholder loans to Charles Powers, expenses of the Company's private placement, general working capital and advances toward the expenses of the Offering; (ii) $114,000 to the Internal Revenue Service and State of New Jersey for payroll tax arrears; and (iii) $576,000 to reduce Tellurian's then accounts payable, accrued expenses, unpaid salaries of employees and officers of the Company, and unpaid consulting fees of consultants. See "Certain Transactions."

(3) The Company has allocated $550,000 for the completion of product development of the Company's virtual reality entertainment system. The Company has also allocated $350,000 for future research and development. See "Business -- Products" and "Business -- Research and Development."


(4) Approximately $60,000 will be used to purchase production tooling necessary to produce the EAGLE products in higher volume. The balance will be utilized to purchase computers, a trailer and equipment for the Company's facilities.

(5) See "Business -- Sales and Marketing."

(6) If the Underwriters' over-allotment options are exercised in full, the working capital amount will be increased to approximately $1,476,000. The funds allocated for working capital will be available for all general corporate purposes and may be utilized at the Board's discretion, for among other purposes, to make payments of approximately $160,000 to TTY Graphics, Inc. and Gregory Gustin. See "Business -- Background."


   The foregoing represents the Company's best estimate of its expected use of the net proceeds of the Offering. The amounts actually expended for certain purposes described above may vary significantly depending on numerous factors, including but not limited to, the market demand for the Company's virtual reality products, and the technological and development progress of new products including helmets and motion systems. The Company may in the future find it necessary or desirable to change the allocation of net proceeds due to certain exigencies of the business and, therefore, there could be significant variations in the above use of proceeds. In the event one or more of such exigencies occurs, the Company will reallocate the net proceeds of this Offering in response thereto.

   The Company has estimated the net proceeds from this Offering together with revenues from operations will be sufficient to meet the Company's cash requirements for a period of between 12 and 15 months following the date of this Prospectus. However, there can be no assurance that unexpected future developments may result in the Company requiring additional financing and that if required, additional financing will be available to the Company.

   Pending application of the net proceeds of this Offering, the Company may make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations, money market accounts, interest-bearing securities or other insured short-term, interest-bearing investments. Any additional proceeds received upon exercise of the Underwriters' over-allotment options or the Underwriters' Warrants Securities, as well as income from such investments, will be used for working capital.

                               DIVIDEND POLICY

   Tellurian has not paid any cash dividends and does not anticipate paying any dividends in the foreseeable future. Tellurian intends to retain any future earnings to finance the growth and development of its business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of Tellurian and will depend on the Company's operating results, financial condition, capital requirements and such other factors as the Board of Directors of Tellurian may deem relevant. See "Risk Factors -- No Dividends and None Anticipated" and "Description of Securities."

                                CAPITALIZATION


   The following table sets forth the capitalization of the Company (a) as of June 30, 1996 and (b) pro forma as of June 30, 1996, as adjusted, to reflect
(i) the sale by the Company of 1,400,000 shares of Common Stock at $5.00 per share, and 1,850,000 Warrants, at a price of $.25 per warrant, offered hereby (after deducting the underwriting discounts and commissions and expenses of the Offering); (ii) the application of a portion of the estimated net proceeds of the Offering as described under "Use of Proceeds," and (iii) the issuance of 25,000 shares to the Additional Selling Stockholders upon the conversion of certain indebtedness. This table should be read in conjunction with the Company's financial statements and the related notes thereto included elsewhere in this Prospectus.


                                                                           June 30, 1996
                                                                   ----------------------------
                                                                       Actual        Pro Forma
                                                                    -------------   -----------
Long-term debt  .................................................    $   895,000           -0-
Stockholders' equity (deficiency)(1):
   Common stock-$.01 par value: authorized 10,000,000 shares,
     issued 1,600,000 shares and issued 3,025,000 pro forma  ....         16,000        30,250
Additional paid-in capital  .....................................        135,265     3,796,316
Accumulated deficit(2)  .........................................     (2,191,384)          -0-
                                                                    -------------   -----------
Stockholders' equity (deficiency)  ..............................     (2,040,119)    3,826,566
                                                                    -------------   -----------
Total capitalization  ...........................................     (1,145,119)    3,826,566
                                                                    -------------   -----------

------
(1) Does not include the following: (i) up to 1,850,000 shares of Common Stock issuable upon exercise of the Warrant; (ii) up to 3,000,000 shares of Common Stock issuable upon exercise of certain other warrants which will be issued to the Warrant Holders upon the closing of the Offering;
     (iii) up to 140,000 shares of Common Stock issuable upon exercise of the Underwriters' Stock Warrants; (iv) up to 185,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriters' Warrants; and (v) 400,000 shares of Common Stock issuable upon exercise of stock options granted under Tellurian's Stock Option Plan.

(2) The pro forma balance sheet reflects the netting of an accumulated deficit of $2,191,384 against additional paid in capital in light of the Company's conversion to a "C" status for income tax purposes and the elimination of deferred offering costs of $200,315.

                                   DILUTION

   Net tangible book value (deficit) per share represents the amount of total tangible assets less total liabilities of the Company, divided by the number of shares of Common Stock outstanding, which will be 1,600,000 shares prior to and 3,025,000 shares immediately after the completion of the Offering. At June 30, 1996, the Company had a net tangible book value (deficit) of approximately $(2,240,000) or $(1.40) per share of Common Stock.

   After giving effect to the conversion of $25,000 of long-term indebtedness into 25,000 shares of the Company's Common upon the completion of the Offering and sale by the Company of the 1,400,000 shares of Common Stock and 1,850,000 Warrants offered hereby (and after deducting the underwriting discounts and commissions and Offering expenses) and the application of the estimated net proceeds therefrom of approximately $6,042,000, the pro forma net tangible book value of the Company at June 30, 1996 would have been approximately $3,827,000 or 1.27 per share. This represents an immediate increase in net tangible book value of $2.67 per share to the existing stockholders and an immediate dilution in net tangible book value of $3.73 per share (74.6%) to purchasers of Common Stock in this Offering. The following table illustrates the dilution in net tangible book value per share to new investors:

 Price to public (1)  ...............................................               $5.00
   Net tangible book value before Offering .........................    $(1.40)
   Increase per share attributable to sale of Securities ...........      2.67
                                                                       ---------
   Pro forma net tangible book value per share of Common Stock,
     after the Offering  ...........................................                 1.27
                                                                                   -------
Net tangible book value dilution per share of Common Stock to
   public investors (2) ............................................                $3.73
                                                                                   =======

------
(1) Does not include the following: (i) up to 1,850,000 shares of Common Stock issuable upon exercise of the Warrant; (ii) up to 3,000,000 shares of Common Stock issuable upon exercise of certain other warrants which will be issued to the Warrant Holders upon the closing of the Offering;
    (iii) up to 140,000 shares of Common Stock issuable upon exercise of the Representative's Stock Warrants; (iv) up to 185,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Representative's Warrants; and (v) 400,000 shares of Common Stock issuable upon exercise of stock options granted under Tellurian's Stock Option Plan.

(2) If the Underwriter's over-allotment options are exercised in full, the pro forma net tangible book value would be approximately $4,800,000 or $1.48 per share and the dilution to public investors in the Offering would be $3.52 per share (70.4%).

   The following table sets forth the percentage of equity to be purchased by public investors in the Offering from the Company compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts of cash paid for the shares by the public investors as compared to the total cash consideration paid by the present stockholders of the Company. See "Certain Transactions" and "Financial Statements".

                                            Approximate                         Approximate       Average
                                           Percent age of                        Percentage        Price
                               Shares          Total           Total Cash         of Total          Per
                              Purchased        Shares        Consideration     Consideration       Share
                             -----------   --------------    ---------------   ---------------   ---------
Public Stockholders  .....    1,400,000         46.2%          $7,000,000           98.1%          $5.00
Present Stockholders (1)      1,625,000         53.8              135,000            1.9            0.08
                             -----------   --------------    ---------------   ---------------   ---------
Total  ...................    3,025,000        100.0%          $7,135,000          100.0%
                             ===========   ==============    ===============   ===============

------
(1) Upon the completion of the Offering, promissory notes in the principal amount of an aggregate of $25,000 will automatically convert into 25,000 shares of the Company's Common Stock. These shares are included as owned by present stockholders.

   Does not give effect to the following: (i) up to 1,850,000 shares of Common Stock issuable upon exercise of the Warrant; (ii) up to 3,000,000 shares of Common Stock issuable upon exercise of certain other warrants which will be issued to the Warrant Holders upon the closing of the Offering; (iii) up to 140,000 shares of Common Stock issuable upon exercise of the Representative's Stock Warrants; (iv) up to 185,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Representative's Warrants; (v) 400,000 shares of Common Stock issuable upon exercise of stock options granted under Tellurian's Stock Option Plan; (vi) the value of services rendered in the amount of $15,000 for stock purchased by existing stockholders; (vii) 450,000 shares purchased by investors in the Offering from existing stockholders; and (viii) $462,500 in gross proceeds received from the sale of 1,850,000 Warrants in the Offering.

                           SELECTED FINANCIAL DATA


   The following selected information has been derived from the historical financial statements of Tellurian included elsewhere in this Prospectus and should be read in conjunction therewith, including the notes thereto. The pro forma as adjusted balance sheet as of June 30, 1996 gives effect to (i) the sale of 1,400,000 shares of Common Stock and 1,850,000 Warrants offered hereby, after deducting underwriting discount and commissions and other Offering expenses and the anticipated application of the net proceeds of the Offering to retire long-term indebtedness and (ii) the issuance of 25,000 shares to the Additional Selling Stockholders upon the conversion of certain long-term indebtedness. See "Use of Proceeds."

INCOME STATEMENT DATA:

                                         Six Months Ended         Year Ended     Year Ended
                                    --------------------------    ------------   ------------
                                      June 30,      June 30,       Dec. 31,        Dec. 31
                                        1996          1995           1995           1994
                                     -----------   -----------    ------------   ------------
Revenues  ........................   $  542,284    $  311,161     $  477,311     $  461,832
Gross Profit  ....................      460,225       140,323        138,091        155,608
Net Loss (1)  ....................      (95,010)     (293,464)      (699,605)      (576,902)
Net Loss per Common Share  .......         (.06)         (.23)          (.48)          (.58)
Weighted Average Number of Common
  Shares Outstanding (2) .........    1,600,000     1,300,000      1,450,000      1,000,000

BALANCE SHEET DATA:

                                                         June 30, 1996
                                                             (Pro
                                       June 30, 1996     forma)(3)(4)      Dec. 31, 1995
                                      ---------------   ---------------    ---------------
Working Capital (Deficiency)  .....     $(1,379,604)      $3,792,396        $(1,865,510)
Total Assets  .....................         932,932        5,204,617            223,560
Long-Term Debt  ...................         895,000              -0-            192,000
Total Liabilities  ................       2,973,051        1,378,051          2,196,669
Stockholders' Equity (Deficiency)        (2,040,119)       3,826,566         (1,973,109)

------
(1) Although the Company's S corporation status for tax purposes terminated effective July 2, 1996, the Company is an S corporation for all periods presented. Pro forma net loss assuming the Company files its income tax return as a C corporation would be the same as if an S corporation.

(2) See Notes 1 and 13 of Notes to Financial Statements for an explanation of the calculation of shares used in computing net loss per share.

(3) Gives effect to the sale 1,400,000 shares of common stock and 1,850,000 Warrants offered hereby and the anticipated application of the estimated net proceeds of $6,042,000 therefrom. See "Use of Proceeds".

(4) Gives effect to the repayment of certain indebtedness from the proceeds of the Offering and the elimination of deferred offering expenses of $200,315.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
          RESULTS OF OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES

INTRODUCTION

   The Company was founded in 1988 as a South Carolina corporation by Drs. Ronald and Richard Swallow, and Mr. Charles Powers to design, manufacture, and sell computer image generators for use in flight and other simulation training. Since 1992, the Company's principal product has been its second generation unit, the AT-200, a specialized computer, which is largely used in simulators for training aircraft and ship pilots.

   Since 1994, the Company has been designing and engineering its latest image generation product known as the "EAGLE", a specialized computer which is specifically designed for the virtual reality entertainment market. In July 1996, Tellurian delivered its first production units of the EAGLE pursuant to purchase orders. The Company intends to utilize a portion of the net proceeds of the Offering to purchase production tooling necessary to produce the Eagle products in higher volume. The Eagle which is available in multiple resolution formats, is faster and less expensive to produce than the AT-200. It is also different from the AT-200 in that it is being tailored for entertainment use. Each unit is composed of proprietary hardware and software which when combined with motion and sound simulate a full-immersion experience. The "EAGLE" is intended for use at amusement/theme parks, video arcades, family fun centers, and other LBE's.


   The Company expects that substantially all of its immediate future revenues will be dependent upon the sales of the EAGLE image generator and the development and introduction of its complementary products. The Company has invested significant resources in product research, development, and engineering activities, and has incurred significant losses while completing the EAGLE. The Company has a backlog of orders of approximately $248,000 to purchase 41 Units of the EAGLE as of September 15, 1996. The foregoing does not reflect an order of 32 units for $160,000 from Fightertown which is the subject of a threat of litigation by Fightertown. See "Business -- Litigation."

   In January 1996, Tellurian signed a Technology Transfer Agreement with Voyager pursuant to which Tellurian granted Voyager an irrevocable, exclusive, assignable, fully paid license (the "License") to be the exclusive supplier of the EAGLE Image Generator in various Asian and middle east countries. In consideration of the License and technology transfer, Voyager agreed to pay Tellurian $1,500,000. Of such amount, Tellurian has agreed that Voyager will pay $650,000 to two parties unrelated to Tellurian for their services in connection with such contract, resulting in a net amount of $850,000 payable to Tellurian. As of July 31, 1996, Tellurian received payments totalling $416,000 of such $850,000. Under the contract, Tellurian will be entitled to receive royalties of 2% of Voyager's net sales of the products and derivative products sold pursuant to the License. See "Business -- Licensing of Tellurian Technology."


PLAN OF OPERATION

   For the twelve months following the completion of the Offering, the Company plans to focus its efforts on the following three areas: (i) increasing revenues through marketing efforts of its new EAGLE product; (ii) developing its virtual reality helmet and motion system and establishing a virtual reality showplace for demonstrations of Tellurian's products; and
(iii) entering into joint ventures or revenue sharing agreements with third parties for the purpose of owning, operating and/or having an interest in one or more LBE's for the sale and/or use of its virtual reality game units.


   Marketing of the new EAGLE image generator will be accomplished by directing efforts towards three different customer groups: (i) the training and simulation market where Tellurian sold in July and August 1996 twenty units of the EAGLE for $200,000; (ii) pursuing the VR game developer market through trade show exhibits, advertisements and newsletters; and (iii) pursuing the inter-active thrill-ride market for which the Company has received deposits of $50,000 as of September 15, 1996 not including deposits received from Fighter-town as discussed under "Business -- Litigation." The Company intends to expand its current customer list as several manufacturers move into this new type of themed adventure. Trade shows, marketing brochures, and personal contacts will be used to gain customers.

   To effectively market Tellurian's products, it is planning to have a complete virtual reality showplace ready for demonstrations approximately seven months after the closing of the Offering. The Company's range of VR devices which includes modern fighter cockpits, dune buggies, spacecraft and full immersion helmet experiences will be displayed at the game room; but the centerpiece of the facility will be the six cockpit "Battle of the Bulge" simulation. The Showplace will consist of approximately 3,000 square feet in a retail zoned area of Orlando, Florida. The units will act as a marketing tool for sales, and also as a very controlled environment for the introduction of new experiences. Although this facility is expected to be geared to testing and market response, it is anticipated to have a revenue stream.

   The Company is engaged and intends to continue to engage in ongoing research and development efforts to expand and enhance the technical capabilities, design features and range of uses of its products. The Company currently employs nine persons, seven of which are engineers. Due to the increasing competition and rapid technological change in the VR marketplace, the Company believes that it must continue to improve and refine its products. The Company intends to hire additional full time personnel subsequent to the completion of the Offering, including two additional engineering technicians and two sales/marketing employees.

   Tellurian intends to utilize the Eagle technology to build its own complete game units and use these units to establish one or more LBE's to be owned solely by Tellurian or jointly with others. Depending upon the cash requirements of the LBE, Tellurian may finance the LBE utilizing a portion of the proceeds of the Offering or Tellurian may enter into joint venture or revenue sharing agreements with third parties such as existing owners and operators of LBE's. In some cases, the Company may provide the equipment for the facility and assist in the designing, developing, construction and themeing of the LBE. The Company has no experience in owning, financing and operating LBE's and is likely to be dependent in such areas upon third parties to assist it or participate with it in establishing LBE's. The Company has no binding agreements with respect to any of these opportunities and there can be no assurances that Tellurian will be successful in establishing or entering into revenue sharing agreements for one or more LBE's and deriving operating profits from such operations. The Company has allocated $1,650,000 of the proceeds of the Offering which may be used to establish or enter into revenue sharing agreements for one or more LBE's.

   The Company has estimated the net proceeds from this Offering together with revenues from operations will be sufficient to meet the Company's cash requirements for a period of between 12 and 15 months following the date of this Prospectus. However, there can be no assurance that unexpected future developments may result in the Company requiring additional financing and that if required, additional financing will be available to the Company.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1996 VS. JUNE 30, 1995

   Tellurian's net sales for the six months ended June 30, 1996 were $542,284, an increase of $231,123 or approximately 74% over the comparable period of the prior year. For the six months ended June 30, 1996, $395,000 or approximately 73% of revenues were derived from the license agreement with Voyager as compared to no revenues for the comparable period of the prior year. For the six months ended June 30, 1996, the Company's gross profit was $460,225 as compared to $140,323 for the comparable period of the prior year. Such increase in gross profit is primarily due to revenues received from Voyager. Revenues derived from sale of image generators and ancillary software decreased to $32,610 for the six months ended June 30, 1996 from $225,578 for the comparable period of the prior year. Such decrease was due to the delay in completing the production of the Company's EAGLE. As a result of this delay, Tellurian filled purchase orders for EAGLE with delivery of the AT-200 at prices which are substantially lower than the normally quoted sales prices for the Company's AT-200.

   For the six months ended June 30, 1996, the Company sold nine AT-200's at a price of $7,500 per unit. No EAGLES were sold during this time period. While the normal quoted price was $10,000 per AT-200 unit, the Company agreed to deliver AT-200's at $7,500 per unit since the EAGLES were not available to be delivered at the time requested. The Company has agreed to deliver EAGLES in replacement of these AT-200's at no extra cost if the customers want to replace them. The Company has notified these customers that the EAGLES will be available in the fourth quarter of 1996 and is awaiting the customers' response as to whether they will elect to replace the AT-200's with EAGLES. During the six months ended June 30, 1995, the Company sold 14 AT-200's at an average price of $9,929.

   Tellurian's research and development activities for the six months ended June 30, 1996 was $275,030, an increase of $38,903 or approximately 16% over the comparable period of the prior year. The increase in research and development activities related to Tellurian's development of the "EAGLE," Tellurian's new image generator product specifically designed for the virtual reality entertainment market. Research and development activities include costs of the Company's product design, quality insurance, engineering support activities and microcode consulting. The Company intends to commit significant resources to future research and development activities and has allocated expenses of approximately $900,000 of the proceeds of the Offering towards research and development.

   Selling, general and administrative expenses for the six months ended June 30, 1996 were $233,028, an increase of $67,068 or approximately 40% from the comparable period of the prior year. The increase in selling, general and administrative expenses was substantially due to professional fees and participation in a trade show. Selling, general and administrative expenses expressed as a percentage of sales was approximately 43% for the six months ended June 30, 1996, a decrease of approximately 10% from the comparable period of the prior year. This percentage decrease was due to the sharp increase in revenues derived from Voyager. The Company expects that it will incur substantial increases in selling, general and administrative expenses over the next 12 months as a result of planned marketing efforts for the EAGLE and its complimentary products.

   For the six months ended June 30, 1996, interest expense was $55,888 as compared to $32,700 for the comparable period of the prior year. The increase of $23,188 was due to Tellurian's long- term indebtedness of $895,000, $192,000 of which was issued on December 27, 1995, $528,000 was issued on January 22, 1996 and $175,000 issued on June 27, 1996.

   Tellurian's net loss for the six months ended June 30, 1996 was $95,010 as compared to $293,964 for the comparable period of the prior year. The decrease in the net loss was primarily due to increases in revenues derived from Voyager.


YEAR ENDED DECEMBER 31, 1995 VS. YEAR ENDED DECEMBER 31, 1994

   Tellurian's net revenues for the year ended December 31, 1995 were $477,311, an increase of $15,479 or approximately 3% over the comparable period of the prior year. Net revenues consisted of sales of the Company's AT-200 image generator, repairs and maintenance to existing AT-200 image generators and sales of ancillary software products. During 1994, approximately 4% of sales were derived from royalties on manufacturing licenses. Tellurian has occasionally licensed the right to manufacture and sell its AT-200 Image Generator to non-affiliated third parties in return for a royalty fee.


   For the years ended December 31, 1995 and 1994, the Company sold 23 and 30 AT-200's, respectively, at an average price of approximately $9,950 each. Not included in the above figures were one AT-200 sold in 1995 at $7,500 and eight AT-200's sold in 1994 at $5,000 each which were delivered in place of EAGLES with the promise to deliver EAGLES at no extra cost to the customer in replacement of AT-200's should customers desire to replace them. The Company has notified these customers that the EAGLES will be available in the fourth quarter of 1996 and is awaiting the customers' response as to whether they will elect to replace the AT-200's with EAGLES.


   Tellurian's gross profit for the year ended December 31, 1995 was $138,091, a decrease of $17,517 or approximately 11% over the comparable period of the prior year. Tellurian's gross profit percentage for 1995 was approximately 29%, a decrease of approximately 4% from the comparable period of the prior year. The decrease in gross profit percentage was due to sales of the Company's AT-200 image generator at lower prices to encourage customers to purchase this product pending the completion of the production of the Eagle.

   Tellurian's research and development activities for the year ended December 31, 1995 was $423,770, an increase of $125,906 or approximately 42% over the comparable period of the prior year. The large increase in research and development activities related to Tellurian's development of the "EAGLE," Tellurian's new image generator product specifically designed for the virtual reality entertainment market. Research and development activities include costs of the Company's product design, quality insurance, engineering support activities and microcode consulting.

   Selling, general and administrative expenses for the year ended December 31, 1995 were $349,630, a decrease of $22,629 or approximately 6% from the comparable period of the prior year. The decrease in selling, general and administrative expenses was due to lower rent payment and the shifting of one employee from administrative responsibilities to research and development. Selling, general and administrative expenses expressed as a percentage of sales was approximately 73% for 1995, a decrease of approximately 10% from the comparable period of the prior year. This decrease was a result of increased sales combined with a decline in selling, general and administrative expenses.

   For the year ended December 31, 1995, interest expense paid to a related party was $64,356 as compared to $62,387 for the comparable period of the prior year.

   Tellurian's net loss for the year ended December 31, 1995 was $699,665 as compared to $576,902 for the comparable period of the prior year. The increase in the net loss was primarily due to an increase of approximately $126,000 in research and development activities related to Tellurian's development of the EAGLE.

LIQUIDITY AND CAPITAL RESOURCES

   From inception through March, 1995, cash flow from financing activities principally came from Charles Powers, a founder of the Company, who was then a principal stockholder of the Company prior to his transfer of his stockholdings in October 1995 to a family member, and to a lesser extent, from monies borrowed from officers, directors and their family members. In March 1995, the Company sold 600,000 shares of Common Stock at a purchase price of $100,000. Between December 1995 and January 1996 the Company raised $750,000 in gross proceeds from the sale of promissory notes in the principal amount of $720,000 and 3,000,000 warrants which are automatically convertible into 3,000,000 warrants identical to those sold herein upon the completion of the Offering. In June 1996 the Company received gross proceeds of $175,000 from the sale of its promissory notes in the principal amount of $175,000, $25,000 of which automatically converts into 25,000 shares of the Company's Common Stock upon the completion of the Offering. See "Certain Transactions."

   The Company requires significant financing for it to meet its liquidity needs. The Company has capital commitments for the balance of 1996 of approximately $250,000 to purchase the tooling equipment necessary to produce the EAGLE in higher volume and for computers, a trailer and office equipment. As of June 30, 1996, the Company had a working capital deficit of $1,379,604. The Company intends to satisfy its cash resources and liquidity needs for capital commitments and other operational requirements for a period of between twelve and fifteen months from the proceeds of the Offering and cash flow from operations. See "Use of Proceeds."

   During the six months ended June 30, 1996, net cash of $216,534 was used in operating activities as compared to net cash used in operating activities of $88,709 for the six months ended June 30, 1995. During the six months ended June 30, 1996 and 1995, net cash was used in investing activities to purchase property and equipment of $7,209 and $1,033, respectively. During the six months ended June 30, 1996 and 1995, net cash was provided by financing activities totaling $467,985 and $104,125, respectively. During the six months ended June 30, 1996, the Company received $703,000 in proceeds from long-term debt and retired $100,000 of notes payable to related parties. During the six months ended June 30, 1995, the Company received proceeds from the sale of its Common Stock of $90,266.

   For the year ended December 31, 1995, net cash of $233,791 was used in operating activities due to the Company's net loss reduced by substantial increases in the Company's payables and decreases in the Company's inventories. For the year ended December 31, 1994, net cash of $9,080 was provided by operating activities as a result of substantial increases in the Company's payables and decreases in its inventories over and above the Company's net loss.

                                   BUSINESS

GENERAL

   The Company is engaged in the design, development and marketing of virtual reality products which include image generators, related software, helmets and motion systems. The Company also provides consulting services by developing customized software and databases for customers who purchase its image generators and need such services for specific application requirements. Since 1988, the Company has been designing, building and selling a line of specialized computers and ancillary software which are used to generate visual images in realtime for use in flight trainers and other simulation equipment. Since 1992, the Company's principal product has been its AT-200 image generator, a specialized computer, which is sold to customers who manufacture training and simulation equipment. Beginning June 1994, the Company has been adapting its AT-200 Image Generator and has been selling this product and ancillary software for use in virtual reality entertainment devices.

   Since 1994, the Company has been designing and engineering a new image generation product known as the "EAGLE", a specialized computer, which is specifically designed for the virtual reality entertainment market. In July 1996, Tellurian delivered its first production units of the EAGLE pursuant to purchase orders.

BACKGROUND

   The Company's AT-100 and AT-200 image generators were, in part, based upon developments by Ronald Swallow in computer graphics hereinafter referred to as the "Quantum flat-shaded technology" while he was a principal in Quantum Graphics Corporation ("Quantum"), a corporation which he had founded in 1987 and which became 80% owned by him, Richard Swallow and Charles Powers. The development activities of Quantum became adversely affected because of its inability to obtain adequate funding and disagreements among its shareholders, and it filed for protection under the Bankruptcy Act in 1988. During the course of bankruptcy proceedings, an adversarial proceeding was commenced by the trustee in bankruptcy concerning the ownership of the Quantum flat-shaded technology. As a result of such adversarial proceeding, an agreement was entered into on November 5, 1991 between the trustee of Quantum, TTY Graphics, Inc. ("TTY") and Greg Gustin ("Gustin"), hereinafter referred to as the "Purchase Agreement", the latter two having been investors or principals in a predecessor of Quantum prior to its formation. The agreement acknowledged that Quantum, TTY and Gustin each owned an undivided one-third interest in the Quantum flat-shaded technology and provided for the sale of the interests owned by Quantum and Gustin to TTY for a cash consideration of $150,000 and royalties to be paid by TTY or Tellurian equal to two-thirds of four percent of revenues derived from the licensing of, or sales of products incorporating, the Quantum flat-shaded technology and one percent of revenues derived from the licensing of, or sales of products incorporating, computer graphics technology other than the Quantum flat-shaded technology. Payment of the royalties is secured by a security agreement granting the bankruptcy trustee of Quantum and Gustin a lien on the Quantum flat-shaded technology and all revenues, products, accounts receivable and contract rights arising from or related to the technology, and providing that TTY cannot, except for non-exclusive licenses sell, contract to sell, encumber or otherwise dispose of the Quantum flat-shaded technology without the prior written consent of the trustee of Quantum. Except for the above mentioned payment of royalties of one percent, the foregoing provisions are not applicable to the EAGLE, which is not based upon the technology of the AT-100 and AT-200.

   TTY assigned the Purchase Agreement to Tellurian in exchange for the forgiveness of certain financing provided by Tellurian to TTY and a royalty of one-third of four percent of all sales of Quantum flat shaded technology up to a maximum of $500,000. In August 1996, TTY agreed to cancel its right to receive future royalties in exchange for Tellurian agreeing to pay accrued and unpaid royalties to it of $10,529.50 and an additional $70,000. Such $80,529.50 is payable $45,529.50 on the earlier of March 31, 1997 or the completion of the Offering and the balance one year thereafter. Similarly, in August 1996, Gustin agreed to cancel his rights to receive future royalties under the Purchase Agreement in exchange for Tellurian agreeing to pay him accrued and unpaid royalties fixed at $5,000 and an additional $75,000. Such $80,000 is payable $42,500 on the earlier of March 31, 1997 or the completion of the Offering and the balance one year thereafter.

VIRTUAL REALITY

   Virtual Reality is an artificial environment of sight, sound and motion created with the use of computers. The earliest example of a rudimentary virtual reality device is the Link Trainer, which was used in training pilots for instrument flying. With the availability of modern computers, simulators have undergone rapid development, particularly in the presentation of visual scenes and sound effects. Present day simulators not only provide motion, but also visual pictures and sound effects, which are altered as the controls are manipulated. Simulators are presently extensively used in training ship pilots and air traffic controllers, as well as aircraft pilots.

   The hallmark of virtual reality entertainment is its ability to immerse the user in a fantasy experience. The four dimensions to present day VR are sight, sound, motion, and interactivity with other players. Tellurian's "ICE Falcon" is a prime example of virtual reality entertainment. The unit consists of a fiberglass cockpit similar to that of an F-16 fighter aircraft, and it is outfitted with a control stick, throttle, and all the gauges one would expect to find in the actual jet. Once seated, the player views what appears to be the outside world via three 27" video monitors. Game play begins when the player taxis down the runway and takes off. Using only the visual display, the player is able to see a view of the world which the computer is constantly creating and changing in response to the manipulation of the controls by the player. This continual interaction between player and computer maintains the virtual reality of the F-16's pitch and direction and allows the player to choose his own adventure. If the player heads off in the direction of the enemy's airport, for example, the computer will create and control a visual image of an attacking aircraft for the player to destroy. If the player moves in a direction away from an enemy airport, the player is free to practice his flying skills without being confronted by an enemy aircraft.

PRODUCTS

   Tellurian has been designing, building and selling low cost, high speed image generators since 1988. The first generator, known as the AT-100 was used exclusively for flight training applications. Since 1992, the Company has been selling the AT-200 image generator which is a second generation unit and is largely used in simulators for training aircraft pilots and ship captains. The AT-200 is currently installed on Link Flight Trainer Devices ("FTD") simulators, ships handling training devices, and air traffic control simulators. The AT-200 provides realtime image generation with high resolution, multi-channel operation and full color using proprietary hardware and software. As of June 30, 1996, the Company has built and sold over 250 AT-200 systems.


   The Company currently sells its AT-200 unit and ancillary software (including performing repairs and maintenance and providing related consulting services) to two types of customers: those engaged in the production of training devices, and those who specialize in entertainment devices. The first category of customers includes such companies as Hughes/Link Corporation, Ship Analytics Corp., and Grumman Aerospace Corporation (currently known as Northrop/Grumman Aerospace Corporation). During the six months ended June 30, 1996 and the year ended December 31, 1995, revenues from this category amounted to 100% and 31%, respectively, of the Company's total revenues for each applicable period. The latter group includes MaxFlight Corp., Ride & Show Engineering, and the Fightertown Entertainment Centers. During the six months ended June 30, 1996 and the year ended December 31, 1995, revenues from this group amounted to 0% and 69%, respectively, of the Company's total revenues for each applicable period.


   Tellurian's most recently developed image generation product is the "EAGLE," a system specifically designed for the VR entertainment market. The EAGLE, which is available in multiple resolution formats, is faster and less expensive to produce than the AT-200. Each unit is composed of proprietary hardware and software which combined with motor and sound simulate a full-immersion experience. The EAGLE is intended for use at amusement/theme parks, video arcades, family fun centers and other location based entertainment facilities. In July 1996, the Company completed and delivered the first production units pursuant to purchase orders. The Company intends to utilize a portion of the net proceeds of the Offering to purchase production tooling necessary to produce the EAGLE products in higher volume.

   Using the EAGLE, the Company is currently developing a class of games in which a significant portion of the entertainment center is themed to a particular time and place. For example, the Company's Battle of the Bulge" adventure will be based on the legendary P-51 Mustang fighter plane of WW II. The following describes this specific experience; however, the Company has already been contacted to design other adventures themed around NASCAR racing, ancient civilizations and under sea exploration.

   The Battle of the Bulge VR experience will be a theme area within a LBE. Although the size of the area will be flexible, a minimum of 60' x 40' is recommended. Within the entertainment area will be a Flight Shop where the guests register for the P-51 experience and can purchase items such as T-shirts, hats, jackets, models, dog tags, and coffee mugs bearing the P-51 logo. This area is intended to resemble a WW-II Officers Club with rustic wood tables and counters, and planked wood floors. The ceiling will have corrugated metal which has been curved to meet the area of Flight Shop and Briefing Room. Walls will be adorned with maps, squadron insignias, and pin-up girls with period music (such as Glen Miller) playing.

   Behind the Flight Shop will be a small "Briefing Area," consisting of wooden benches, a video tape machine, and chalk board. The purpose of this area will be to get guests ready for their experience. In addition to receiving instructions on how to best use the P-51, each guest will be interviewed by the "Flight Leader" (a uniformed employee) to establish the level of difficulty each guest wishes to experience. Basic introduction to the experience will be handled via video tape. The Flight Leader will be there to answer questions. The floor of the Briefing Area will contain planked wood and the walls will have military aeronautical maps, detailed maps of certain target areas, and silhouettes of various aircraft (both friendly and foe). A rough wooden door will be the exit into the "Hanger Area." Around the door are sand bags, various warning signs, and a small chalk board with weather conditions over the target area. Sound in this room will be of muffled "mic chatter," engines starting, and the occasional signal siren. Since each experience will last approximately eight minutes, the amount of time a guest spends in the "Briefing Area" will be limited. The size of the "Briefing Area" will be determined by the number of VR units in the "Hanger Area." When the "Hanger Area" is ready for the guests, a bare red light bulb will flash above the exit door.

   The "Squadron Leader" (a uniformed employee -- in flight gear) will meet the guests as they enter the "Hanger Area," and escort them to their P-51 aircraft. Each P-51 will be a 70% scale model of the actual Mustang aircraft. The aircraft will be made of fiberglass and painted with authentic markings. Each aircraft will have two seats, the pilot's cockpit, and a "back seat observer." The interior of the P-51 will be equipped with instruments, control stick and throttle, radios, rudder peddles. The canopy opens and closes. Each cockpit will be mounted on a two axis platform which provides both guests with motion cues. The experience will differ for each crew, based on the interview data given to the Flight Leader in the Briefing Room. The experience will be generally the same; however, the guests are to meet up with, and escort B-17 bombers on a raid over enemy territory.

OTHER PRODUCTS AND SERVICES

   There are various manufacturers which produce helmets and motion systems for the virtual reality experience. Tellurian believes that it would be advantageous to utilize the technologies of the "Eagle" in developing its own proprietary products of this type.

HELMET

   After the completion of the Offering, approximately two months will be required to complete development of the Company's own VR helmet. This device will be tailored to maximize the performance of the EAGLE and to replace the cumbersome 27" monitors now being used on Tellurian's game units. When combined with the EAGLE, the helmet's special optics and ear phones will give the player stereo viewing and sound.

MOTION SYSTEM

   Once the helmet is completed and tested, the Company will focus its efforts on the design and manufacturing of a low cost, high performance motion system which will be adaptable to a variety of game platforms including cars, planes, and space ships. This project is expected to take four to six months. Once completed, individual vehicle models (in software) will be written to give the motion system full realism.

VIRTUAL REALITY SHOWPLACE

   To effectively market Tellurian's products, it is planning to have a complete virtual reality showplace ready for demonstrations approximately seven months after the closing of the Offering. The Company's range of VR devices which includes modern fighter cockpits, dune buggies, spacecraft and full immersion helmet experiences will be displayed at the game room; but the centerpiece of the facility will be the six cockpit "Battle of the

Bulge" simulation. The Showplace will consist of approximately 3,000 square feet in a retail zoned area of Orlando, Florida. The units will act as a marketing tool for sales, and also as a very controlled environment for the introduction of new experiences. Although this facility is expected to be geared to testing and market response, it is anticipated to have a revenue stream.

CONSULTING SERVICES

   When a customer purchases the Company's image generator, the Company provides the customer with a standard variety of databases and software. However, from time to time a customer's application may demand a unique database and software for specific application requirements. Upon a customer's request, the Company will build a customized database and software under a separate consulting agreement.

SALES AND MARKETING

   Tellurian's core product line includes the AT-200 and the EAGLE computer image generators. They are special purpose computers designed and built by the Company to render images in a variety of display devices, such as, helmets, projection screens and TV monitors. The AT-200 is being sold in the training, simulation and entertainment markets. Location based entertainment operations, which currently utilize devices employing the AT-200 image generators are Six Flags (Great Adventure -- Jackson, NJ, Magic Mountain -- Los Angeles, CA and Fightertown -- Lake Forest, CA). Entering the entertainment market is believed to be a natural progression of the technology and products which the Company is presently developing.


   The Company's marketing efforts to date have been concentrated on selling image generating systems to manufacturers of trainers and simulators. The sales and marketing are presently conducted by officers of the Company. For 1994, three customers, namely, CAE/Link Corp., Ship Analytics Corp., and Fightertown, Inc. represented approximately 24%, 19% and 18%, respectively, of the Company's revenues. During 1995, three customers, namely, Ride & Show Engineering Corp. (a vendor to Six Flags), Virtual Reality Entertainment Center and Voyager accounted for 32%, 21% and 11%, respectively, of the Company's revenues. During the six months ended June 30, 1996, two principal customers, namely, Voyager and Ship Analytics Corp. accounted for 73% and 9%, respectively, of the Company's revenues.


   It is anticipated that several sales persons will be hired at the Company's New Jersey facility as the Company expands its marketing activities into the entertainment market. Traditional trade magazine advertising will be done on a regional scale, while trade show participation will be done on a national level.

   The goal of the Company is to use its products in arcades, family fun centers, LBE's and theme parks. The second market for the Company's products consists of company's which develop virtual reality games.

LOCATION BASED ENTERTAINMENT CENTERS

   Tellurian intends to utilize the Eagle technology to build its own complete game units and use these units to establish one or more LBE's to be owned solely by Tellurian or jointly with others. Depending upon the cash requirements of the LBE, Tellurian may finance the LBE utilizing a portion of the proceeds of the Offering or Tellurian may enter into joint venture or revenue sharing agreements with third parties such as existing owners and operators of LBE's. In some cases, the Company may provide the equipment for the facility and assist in the designing, developing, construction and themeing of the LBE. The Company has no experience in owning, financing and operating LBE's and is likely to be dependent in such areas upon third parties to assist it or participate with it in establishing LBE's. The Company has no binding agreements with respect to any of these opportunities and there can be no assurances that Tellurian will be successful in establishing or entering into revenue sharing agreements for one or more LBE's and deriving operating profits from such operations. The Company has allocated $1,650,000 of the proceeds of the Offering which may be used to establish or enter into revenue sharing agreements for one or more LBE's.

   In March 1996, Tellurian entered into an agreement to enter into a joint venture agreement with Eye Wonder Studios of Fenwick, Canada ("Eye Wonder"), for the purpose of establishing a LBE at the Canadian side of Niagra Falls. Under the contract, Tellurian is to provide at cost its skill and expertise in image generators and virtual reality equipment and Eye Wonder is to provide all funding. Tellurian has agreed to assist Eye Wonder in securing such funds. All other terms and conditions of the joint venture agreement have not been determined.

The location of the anticipated attraction is expected to be on the Canadian side of Niagara Falls, and is anticipated to be part of redevelopment of the area making it a destination resort. The Canadian government has granted licenses for casino gambling in the city, and the new entertainment center is intended to be right in the middle of this renovation. In addition to providing a portion of the equipment in the facility, Tellurian intends to assist in the design, development and construction of this 32,000 sq. ft. facility. No assurances can be given that the Company will enter into a definitive agreement with Eye Wonder Studios on terms satisfactory to the Company, if at all.

LICENSING OF TELLURIAN TECHNOLOGY

   Pursuant to an agreement dated as of January 1, 1996 by and between Tellurian and Voyager Graphics, Inc., a Republic of China corporation, ("Voyager") Tellurian granted Voyager an irrevocable, exclusive, assignable fully paid license (the "License") to be the exclusive supplier of the EAGLE image generator (the "Product") within a restricted group of countries (the "Licensed Territory") and to sell the Products worldwide. The Licensed Territory consists of Afghanistan, Australia, Bahrain, Bangladesh, Bhutan, Burma, China (including Taiwan, Hong Kong and Mainland China), Cyprus, India, Indonesia, Iran, Iraq, Japan, Jordan, Kampuchea (Cambodia), Korea (North), Korea (South), Kuwait, Laos, Lebanon, Malaysia, Maldives, Marshall, Mongolia, Nepal, New Zealand, Oman, Pakistan, Philippines, Qatar, Saudi Arabia, Singapore, Sri Lanka (Ceylon), Syria, Thailand, Turkey, United Arab Emirates, Vietnam, Yemen (Aden and Sana). The License includes all the know-how, patent rights and copyright matter, if any (hereinafter the know how, copyrights and patent rights are collectively referred to as the "Intellectual Property"), and the right to grant sub-licenses to third parties without the consent of Tellurian. Tellurian retains the right to grant licenses of the Intellectual Property to third parties outside of the Licensed Territory and to sell the Products and/or any derivative products (i.e. computer image generators that are manufactured based on and by utilizing partly the Intellectual Property of Tellurian, hereinafter referred to as the "Derivative Products") outside the Licensed Territory. As part of the License Agreement, Tellurian is responsible to provide a classroom training and production training program of a total of twelve weeks for up to twelve engineers at Tellurian's facilities in Upper Saddle River, New Jersey, to provide each Voyager engineer with a sound working knowledge of every aspect of the computer image generator known as EAGLE and to build ten working units during the program.


   In consideration of the License and technology transfer, Voyager has agreed to pay Tellurian $1,500,000 as follows: 4% upon signing of the License Agreement, 16% upon the completion of the first prototype of the EAGLE, 10% upon delivery of design data package, 40% upon the completion of training program, 20% in 90 days after the completion of the training program, and 10% in 180 days after the completion of the training program. Of the $1,500,000, Tellurian has agreed, pursuant to separate agreements, that Voyager will pay $500,000 to its parent corporation, Voyager Simulation Company Ltd., in consideration of Voyager Simulation's services and expenses in negotiating the transaction and establishing Voyager and $150,000 to TTY Graphics, Inc. ("TTY") in consideration of TTY's contribution to the development of the EAGLE's software, resulting in a net amount of $850,000 payable to Tellurian. The License Agreement provides that in addition to the foregoing payment, Voyager shall pay Tellurian for a period of five years until January 1, 2001, a royalty equal to 2% of the net sales value of the Products sold and in the case of Derivative Products, a royalty equal to 2% of the Derivative Products multiplied by the ratio of the material cost of components common to the Products to the total cost of the Derivative Products. The License Agreement contains provisions to protect Voyager's licensing and sales rights that require Tellurian to pay Voyager a sum equivalent to 100 times the net sales value of each Product or Derivative Product sold by Tellurian in the Licensed Territory and in the event that Tellurian is in breach of the grant of License by allowing third parties to use Intellectual Property in the Licensed Territory, Tellurian shall compensate Voyager in an amount equivalent to five times the price payable under the License Agreement. As of July 31, 1996, Tellurian has received payments from Voyager totalling $416,000 of such $850,000.


MANUFACTURING

   The Company designs and manufactures its products according to its proprietary designs and engineering. The Company uses vendors to produce the circuit boards used in its products. The Company also purchases integrated circuits (IC) from a variety of sources and is not dependent upon any one supplier with the exception of its central processing unit (CPU) for the EAGLE. The Company purchases its CPU from analog devices corp.

and does not anticipate any supply problems in either the short or long term. Once all the components are assembled at the Company, the products are forwarded to another vendor for soldering. After soldering, the completed boards are returned to the Company for final integration into units ready for shipment.

BACKLOG


   As of September 15, 1996, the Company had a backlog of orders of $248,000 for 41 EAGLE units, $50,000 of which are anticipated to be delivered by December 31, 1996 and $198,000 to be delivered in the first quarter of 1997. As of September 15, 1995 the Company had a backlog of orders of $50,000 for five EAGLE units, all of which are included in the Company's backlog as of September 15, 1996. The foregoing backlog amounts do not include an order for 32 EAGLE units for $160,000 from Fightertown, which is the subject of a threat of litigation by Fightertown. See "Business -- Litigation." Since the Company did not finish the development of the EAGLE until July 1996, the Company was unable to deliver in 1995 any EAGLES which were ordered.


RESEARCH AND DEVELOPMENT

   The Company is engaged and intends to continue to engage in ongoing research and product development efforts to expand and enhance the technical capabilities, design features and range of uses of its products. The Company currently employs seven engineers who are involved in research and product development. Due to the increasing competition and rapid technological change in the VR marketplace, the Company believes that it must continue to improve and refine its products.

COMPETITION

   The market for the Company's products is highly competitive and rapidly changing, and the Company expects competition to continue to be intense in the foreseeable future. There are two major categories of competitors for the Company's products. The first are the "high end" (costly) real time image generators from companies such as Silicon Graphics, Inc., Evans & Sutherland, Inc. and Lockheed Martin Corp. These real-time image generators are generally used for military training and simulation applications; as engineering and graphics work stations; and as animation design tools. These costly systems provide photo realistic images by creating objects from polygons and laminating each surface with a texture pattern whereas the Company's products produce a non-textured polygon image. Although these competitive systems provide very desirable images, the Company's products are substantially cheaper than those of such competitors. The second type of competitors are the manufacturers of "low end" (less costly) video arcade devices. These electronic devices have no computers and are limited as to the quality and complexity of the images they produce. Management believes that both categories of competitors will continue to improve their products in either price or performance as developments permit. The Company believes that its products provide a balanced approach the proper mix of image quality with price. Many of the Company's current and prospective competitors have (or will likely have) significantly greater financial, technical, manufacturing and marketing resources and experience, and a larger installed base, than the Company.

   The Company believes that its ability to compete depends on elements both within and outside its control, including the success and timing of new product development by the Company and its competitors, product performance and price, distribution and customer support. Although the Company believes that it offers products with price and performance characteristics competitive with other manufacturers' products, there is no assurance that products can be developed, produced or marketed successfully in the future. In order to be successful in the future, the Company must continue to respond promptly and effectively to the challenges of technological change and its competitors' innovations. Performance in these areas will, in turn, depend on the Company's ability to attract and retain highly qualified technical personnel in a competitive market for experienced and talented computer hardware developers and managers. There is no assurance that the Company will be able to compete successfully in its chosen markets.

LACK OF PATENT PROTECTION

   The Company does not currently hold any patents and the technology embodied in the Company's current product line cannot be patented. The Company relies on confidentiality agreements with its key employees to the extent it deems such to be necessary. Although the Company intends to file a patent application for its new products to the extent any technology included in such products is patentable, if any, there can be no assurance that any patents in fact, will be issued or that such patents will be effective to protect the Company's products from duplication by other manufacturers. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation which may be necessary to enforce its rights under any patent.

EMPLOYEES

   Currently, the Company has nine full-time employees, including one executive employee, one production person and seven engineers. The Company intends to hire additional full time personnel subsequent to the completion of this offering, including two additional engineering technicians and two sales/marketing employees. The Company believes that its relations with its employees is good. None of the Company's employees is represented by a union.

FACILITIES


   In May 1996, the Company entered into a two year lease expiring May 31,1998 for approximately 7,500 square feet of space at 15 Industrial Avenue, Upper Saddle River, New Jersey 07458. Pursuant to the lease, the Company pays a monthly rent of $5,125. The Company has the option to renew the lease for two one year periods at fair market value. Upon the completion of the Offering, the Company intends to lease additional facilities for its operations in the New Jersey area. The Company believes that suitable additional facilities can be found on terms satisfactory to the Company.


LITIGATION


   There are currently no legal proceedings pending against the Company. However, Fightertown Entertainment Inc., a California based corporation which paid a $100,000 deposit in March 1994 for Tellurian's EAGLE Image generators, has alleged in a letter to the Company that the Company had failed to deliver EAGLE products to Fightertown in accordance with contract terms and that the Company has improperly used Fightertown's proprietary software to develop the Company's "Battle of the Bulge" VR experience. Fightertown has advised the Company that these actions put the Company at risk of legal liability for many different claims including fraud, breach of contract, unfair competition and infringement of Fightertown's copyrights and trademarks. Fightertown has demanded the return of its $100,000 deposit together with interest and that Tellurian cease the development of its Battle of the Bulge virtual reality experience and making representations to anyone that it is developing such a product. Although the Company has rejected Fightertown's claims, there can be no assurance as to the outcome of litigation if any were instituted and an adverse decision could materially adversely affect the Company's operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

   The names of the executive officers and directors of the Company are as follows:

         Name                    Age                       Position
 ---------------------           -----           -----------------------------
Dr. Ronald Swallow*  .            60            Chairman of the Board of directors
                                                and Chief Executive Officer
Stuart French  .......            50            President, Chief Financial and
                                                Accounting Officer and a director
                                                of the Company
Dr. Richard Swallow*              58            Secretary and a director of the
                                                Company


------
* May be deemed a founder of the Company. Dr. Ronald Swallow and Dr. Richard Swallow are brothers.

   All directors of the Company hold office until the next annual meeting of shareholders of the Company or until their successors are elected and qualified. Executive officers hold offices until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

   Set forth below is a biographical description of each director and executive officer of the Company based upon information supplied by them:

   Dr. Ronald Swallow has been the Chief Executive Officer, Chairman of the Board and Vice President-Engineering of Tellurian and its predecessor under the same name since 1988. Dr. Swallow has a Bachelor of Science degree in Engineering Physics, a Masters degree in Electrical Engineering and a Ph.D in Biophysics, all from the University of Illinois.

   Stuart French has been Chief Financial and Accounting Officer since January, 1996, has served as a member of the Board of Directors since March 1995, the President of the Company since October 1993, and prior thereto was the Vice President of Operations and Marketing from August 1991. Mr. French joined the Company after the sale of Flightmatic Corp. which he owned and operated from 1987 through 1991. Flightmatic was a flight simulation company manufacturing and selling low cost general aviation training equipment. Previously, he spent ten years at Grumman Aerospace as a Business Development Manager for US Air Force contracts. After receiving a BS degree in Marketing from New England College, Mr. French was a pilot in the US Navy.

   Dr. Richard Swallow has been a director of Tellurian and its predecessor under the same name since its inception in 1988. From 1988 to October 1993 Dr. Swallow also held the position of President. Since 1973, Dr. Swallow has been a member of the faculty and staff of Coker College in Hartsville, South Carolina, where he is currently the Director of Information Services. Dr. Swallow received his Ph.D. degree in Zoology from the University of Missouri in 1968, his Masters of Science degree from the University of Missouri in June 1966 and Bachelor of Science degree from the University of Illinois in June 1963.

BANKRUPTCY OF QUANTUM GRAPHICS CORPORATION

   On March 16, 1987, Dr. Ronald Swallow founded and served as Chairman of the Board and principal stockholder of Quantum Graphic Corporation, an image generator research and development private company which owned certain rights to a prototype of the AT-100. Dr. Richard Swallow was also a founder and a director of Quantum. On April 12, 1988, Quantum, as a result of its inability to raise sufficient funding and due to disagreements among Quantum stockholders, filed for bankruptcy protection in the Western District of Texas, Austin Division under Chapter 11, which was converted into a Chapter 7 filing on May 12, 1988. On May 27, 1988, the Chapter 7 filing was dismissed and on May 31, 1988, a new Chapter 7 filing was made with the Court and the case was closed by the Bankruptcy Court on April 19, 1995. In November, 1991, the Bankruptcy Court confirmed the sale of the technology relating to the AT-100 prototype to TTY Graphics, Inc. ("TTY"). See "Business -- Background."

EMPLOYMENT AGREEMENTS


   During 1996, Dr. Ronald Swallow and Stuart French have been receiving salaries at the annual rate of $108,000 and $84,000, respectively and Mr. French has been receiving a sales commission of five percent. Upon the completion of the Offering, the Company intends to enter into employment agreements with Dr. Ronald Swallow and Stuart French. The agreements will provide for a term of four years and a continuation of their current compensation arrangements with salary increases based upon profitability of the Company's operations to be determined at the discretion of disinterested board members. Commencing in 1997 and each year thereafter, the Company will after the completion of its year end audit, establish a bonus pool for executive officers and will make annual cash contributions to such pool of an amount equal to 10% of pre-tax profits for the prior year. The board of directors will have the sole discretion to allocate bonuses among such officers. The employment agreements will provide for covenants not to compete during the term of the agreements and for a period of one year thereafter (including continuation of half salary during the post-employment one year period covered by the covenant not to compete) and indemnification against liabilities as an officer and director of the Company to the fullest extent permitted by applicable law. Prior to the Offering, the Board of Directors granted Dr. Ronald Swallow and Stuart French options to purchase 73,000 shares and 150,000 shares, respectively, of the Company's Common Stock. See "Stock Option Plan."


DIRECTOR COMPENSATION

   Directors of the Company do not currently receive cash compensation for their services as directors, although each director has been granted stock options under the Company's Stock Option Plan. See "Executive Compensation -- Stock Option Plan." The Board of Directors has the right to compensate its directors in the future.

LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION


   Pursuant to Tellurian's By-Laws, Tellurian must, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time, indemnify all persons (e.g., directors and officers) whom it may indemnify pursuant thereto and to advance expenses incurred in defending any proceeding for which such right to indemnification is applicable, provided that, if the GCL so requires, the indemnitee must provide Tellurian with an undertaking to repay all amounts advanced if so determined by a final judicial decision. Tellurian's Certificate of Incorporation contains a provision eliminating, to the full extent permitted by Delaware law, the personal liability of Tellurian's directors for monetary damages for breach of a fiduciary duty. By virtue of this provision, under current Delaware law, a director of Tellurian will not be personally liable for monetary damages for breach of his fiduciary duty as a director, except for liability for (i) any breach of his duty of loyalty to Tellurian or to its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividends or stock purchases or redemptions that are unlawful under Delaware law and (iv) any transaction from which he derives an improper personal benefit. This provision of Tellurian's Certificate of Incorporation pertains only to breaches of duty by directors as directors and not in any other corporate capacity such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in Tellurian's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action if successful, might otherwise have benefitted Tellurian and its stockholders.


   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                            EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


   The following table sets forth the amount of all compensation paid by Tellurian for services rendered during the years ended December 31, 1995, 1994 and 1993 to Tellurian's Chief Executive Officer, Dr. Ronald Swallow and Stuart French, President.

                          SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation
                                                                          -------------------------------------
                                          Annual Compensation                       Awards             Payouts
                               -----------------------------------------  -------------------------    ---------
             (a)                (b)        (c)        (d)        (e)           (f)           (g)         (h)         (i)
                                                                Other                                                All
            Name                                                Annual      Restricted     Number                   Other
             and                                               Compen-        Stock          of          LTIP      Compen-
          Principal                      Salary      Bonus      sation       Award(s)      Options     Payouts      sation
          Position              Year       ($)        ($)        ($)           ($)           (1)         ($)        ($)(2)
 ---------------------------   ------   ---------    -------   ---------   ------------   ---------    ---------   ---------
Dr. Ronald Swallow,             1995     108,000      -0-         -0-          -0-           -0-         -0-        4,200
Chief Executive Officer (3)     1994     108,000      -0-         -0-          -0-           -0-         -0-        4,200
                                1993      90,000      -0-         -0-          -0-           -0-         -0-         -0-
Stuart French                   1995      84,000      -0-       13,814         -0-           -0-         -0-        4,200
President (4)                   1994      84,000      -0-       13,420         -0-           -0-         -0-        4,200
                                1993      80,000      -0-       25,343         -0-           -0-         -0-         -0-


------
(1) Does not include options to purchase 73,000 shares and 150,000 shares of the Company's Common Stock granted in June 1996 to Dr. Ronald Swallow and Stuart French, respectively, and exercisable at $5.00 per share commencing on July 1, 1997. See "Stock Options."

(2) Includes the value of car leases paid by the Company at a rate of approximately $350 per month.


(3) During 1993, 1994 and 1995, the Company accrued salaries for Dr. Swallow of $19,205, $22,000 and $43,143, respectively. As of July 31, 1996, Dr.
    Swallow is owed accrued salary and expense reimbursement totaling
    $113,323.

(4) Stuart French earns other annual compensation in the form of a sales commission of 5%, which is reflected in column (e). During 1993, 1994 and 1995, the Company accrued salaries and commissions of $39,138, $1,420 and $9,614, respectively. During 1994, Mr. French also received payment of $2,000 toward prior years accrued salaries. As of July 31, 1996, Mr. French is owed accrued salary and expense reimbursement totaling $96,834.


   Since inception, the Company has not granted stock appreciation rights and does not have a defined benefit or actuarial plan.

STOCK OPTION PLAN

   The Company has adopted a Stock Option Plan covering 400,000 shares of Common Stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments) for employees, including officers and directors and consultants of the Company. The Plan provides that options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the Board of Directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the options. Options designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.


   The Plan provides that all options granted thereunder shall be exercisable during a period of no more than 10 years from the date of grant (five years for incentive Stock options granted to holders of 10% or more of the outstanding shares of common stock), depending upon the specific stock option agreement and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of Common Stock on the date of grant (110% for incentive Stock options granted to holders of 10% or more of the outstanding shares of Common Stock), but in no event less than the initial public offering price of the Company's proposed public offering. Pursuant to the provisions of the Plan, the aggregate fair market value (determined on the date of grant) of the shares of the Common Stock for which incentive stock options are first exercisable under the terms of the Plan by an option holder during any one calendar year cannot exceed $100,000.

   Currently, the Plan provides that if the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any incentive Stock options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination, in the event of termination by reason of disability, or three months from the date of termination, in the event of termination by reason of retirement at age 65, exercise the incentive Stock option (but not after the normal termination date of the option). If employment is terminated by death, the person or persons to whom the optionee's rights under the incentive Stock option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the normal termination date of the option). Any termination provisions of non-statutory Stock options will be fixed by the board of directors or a Committee thereof.

   Options are not transferable otherwise than by will or the laws of descent and distribution and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options, The Plan will terminate in 2006. In 1996, the Company granted non-qualified stock options to purchase 300,000 shares of its Common Stock at an exercise price of $5.00 per share over a term of ten years. Dr. Ronald Swallow, Stuart French, Dr. Richard Swallow, Steven Morse and Lester Morse received options to purchase 73,000 shares, 150,000 shares, 27,000 shares, 25,000 shares and 25,000 shares, respectively. See "Legal Matters." These options are not exercisable until July 1, 1997. The Company has agreed with the Representative that it will not grant the remaining available options to purchase 100,000 shares to 5% or greater shareholders for a period of three years without the consent of the Representative.


                             CERTAIN TRANSACTIONS

   Effective July 2, 1996, Tellurian, Inc., a South Carolina corporation reincorporated in Delaware under the same name by merging itself into a wholly owned subsidiary formed for that purpose on January 25, 1996. All references in the Prospectus to the "Company" or "Tellurian" includes Tellurian, Inc., a South Carolina corporation unless the context indicates otherwise. The following discussion regarding the issuances of shares gives retroactive effect to such merger.

   In March 1995, Tellurian completed a private placement of 600,000 shares of its common stock for a purchase price of $100,000. Investors in the private placement were Dennis Giunta (200,000 shares), Joseph Defalco (125,000 shares), Matthew Langden (125,000 shares), John Bruno (45,000 shares), John Cioffoletti (45,000 shares), Michael Wills (45,000 shares) and Douglas Spinosa (15,000 shares). Messrs., Defalco, Giunta and Langdon are Selling Stockholders. See "Principal and Selling Stockholders." Messrs. Bruno, Cioffoletti and Wills are principals, and Mr. Spenosa is an employee, of the Representative. See "Underwriting."

   In March 1995, Dr. Ronald Swallow and Dr. Richard Swallow transferred from their holdings, without payment therefore, an aggregate of 152,710 shares of Tellurian to nine non-affiliated persons including 49,261 shares to Stuart French, and subsequently, they transferred 100,000 shares to Charles Power, a founder of the Company.


   Since the inception of Tellurian, Charles Powers has advanced monies to Tellurian for working capital purposes and the acquisition of certain technological licensing rights from TTY relating to Tellurian's image generator. As of May 31, 1996, Mr. Powers was owed approximately $752,000, inclusive of interest at a rate of 10% per annum. Such $752,000 includes $470,505 of principal and $281,693, of accrued and unpaid interest (including $127,460 of interest accumulated between January 1, 1994 and May 31, 1996). From January 1, 1994 until May 31, 1996, the Company has repaid Powers a total of $100,000, which payment was made in January 1996. In June 1996, Tellurian entered into agreements with Mr. Powers which provide that upon his receipt from Tellurian of $121,200 in reduction of outstanding indebtedness, Tellurian's remaining indebtedness owing to him will not be payable until August 1, 1997. To help secure repayment of such $121,200, Tellurian has granted to Mr. Powers a security interest in its contract with Voyager (such security interest being limited to the right to receive all payments under the contract up to $121,100) and has assigned to him Tellurian's right to receive $121,200 of payments required to be made under Tellurian's agreement with Voyager. As of July 31, 1996, Tellurian has paid Mr. Powers $60,000 of the $121,200.

   Since inception, Ronald Swallow, Richard Swallow, their family members and Stuart French have made various cash loans to Tellurian that are repayable upon demand together with interest at the rate of 10% per annum. As of July 31, 1996, Tellurian owes (inclusive of interest) $60,330 to Dr. Richard Swallow, $97,812 to family members of Doctors Ronald and Richard Swallow and $8,180 to Stuart French. The foregoing amounts do not include accrued and unpaid compensation and expense reimbursement as of July 31, 1996 of $113,323 owed to Dr. Ronald Swallow and $96,834 owed to Stuart French, which monies will be paid to such officers from the proceeds of the Offering.

   Tellurian completed a Private Placement of securities for an aggregate sum of $750,000 between December 1995 and January 1996, consisting of (i) $192,000 in principal amount of unsecured and subordinated 8% Promissory Notes due December 27, 1997 and $528,000 in principal amount of unsecured and subordinated 8% Promissory Notes due January 22, 1998, with such Notes providing for accelerated payment upon the completion of the Offering, and
(ii) 3,000,000 Common Stock Purchase warrants sold at a price of $.01 per warrant. Each warrant entitles the holder thereof to purchase one share of Common Stock at a price of $6.00 per share, subject to adjustment, at any time for a period of five years from the date of issuance. In the event that the Company completes the Offering, the warrants shall be automatically exchanged for Warrants identical to those sold to the public. As compensation for its services as placement agent of such private placement. J. W. Barclay & Co., Inc. was paid a commission of $75,000 and an expense allowance of $22,500 and was issued 300,000 Common Stock Purchase Warrants for a cash consideration of $6,000. On June 27, 1996, J. W. Barclay & Co., Inc. returned the 300,000 Warrants to the Company and the Company agreed to pay $6,000 to
J. W. Barclay & Co., Inc. upon the completion of the Offering. See "Description of Securities" and "Warrant Holders."


   On June 27, 1996, the Company issued its promissory notes in the principal amount of $175,000 to three non-affiliated persons and received net proceeds of approximately $148,000 after deduction of certain cash compensation to the Placement Agent of such offering, J.W. Barclay & Co., Inc., of $26,250. Of the $175,000 of Notes, (i) $150,000 are represented by 8% Subordinated Non-Convertible Notes due June 27, 1998 or upon the completion of the Offering or series of private placements wherein the Company receives gross proceeds of at least $5,000,000, and (ii) $25,000 is an 8% Subordinated Convertible Note due June 27, 1998 (the "Convertible Note"), provided that the principal amount of the Convertible Note will convert into 25,000 shares automatically upon the completion of the Offering. See "Additional Selling Stockholders."

   Management believes that all transactions with officers, directors and shareholders of the Company (and affiliated companies) were made in terms no less favorable to the Company than those available from unaffiliated parties. It is intended that any future transactions with officers, directors and affiliates of the Company will be made on terms no less favorable to the Company than those available from unaffiliated parties.

                      PRINCIPAL AND SELLING STOCKHOLDERS

   The following table sets forth certain information as of the date of this Prospectus, and as adjusted to reflect the completion of the Offering regarding the beneficial ownership of the Company's Common Stock by: (i) all persons known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director and officer of the Company; (iii) all directors and officers of the Company as a group; and (iv) the Selling Stockholders. All information with respect to ownership by the Selling Stockholders has been furnished by the Selling Stockholders.

                                                                               Percent of
                                                                               Outstanding
                                                                               Stock Owned
                                 Amount and                  Shares      ------------------------
                                 Nature of      Shares        Owned       Before        After
     Name and Address of         Beneficial      Being        After      Offering      Offering
     Beneficial Owner (1)        Ownership      Offered     Offering        (2)          (2)
 ----------------------------   ------------   ---------    ----------   ----------   ----------
Dr. Ronald Swallow
  15 Industrial Avenue
  Upper Saddle River, NJ
  07458 (3) .................     297,908            --      297,908       18.6           9.8
Dr. Richard Swallow
  15 Industrial Avenue
  Upper Saddle River, NJ
  07458 (4) .................     109,481            --      109,481        6.8           3.6
Stuart French
  15 Industrial Avenue
  Upper Saddle River, NJ
  07458 (5) .................      49,261            --       49,261        3.1           1.6
Mary Elizabeth Huggins Trust
  2419 West Sumter
  Florence, SC 29572 (6) ....     430,049            --      430,049       26.9          14.2
Joseph DeFalco
  2335 Promenade
  Westfield, NJ 07090 .......     125,000       125,000           --        7.8          --
Matthew Langdon
  70 Cantiagle Rock Road
  Hicksville, New York 11801      125,000       125,000           --        7.8          --
Dennis Giunta
  183 Taylors Mills Road
  Manalapan, NJ 07726 .......     200,000       200,000           --       12.5          --
All officers and
  directors as a group
  (3 persons) (7) ...........     456,650            --      456,650       28.5          15.1


------
(1) Unless otherwise indicated below, all shares are owned beneficially and of record.

(2) Based upon 1,600,000 shares outstanding before the Offering and 3,025,000 shares outstanding after the Offering without giving effect to the issuance of shares under the Company's Warrants, Stock Option Plan, Underwriters' Stock Warrants, Underwriters' Warrants, and other outstanding warrants.

(3) Does not include options to purchase 73,000 shares, which options become exercisable at $5.00 per share commencing July 1, 1997.


(4) Does not include options to purchase 27,000 shares, which options become exercisable at $5.00 per share commencing July 1, 1997.

(5) Does not include options to purchase 150,000 shares, which options become exercisable at $5.00 per share commencing July 1, 1997.

(6) Trust set up by Charles H. Powers, a founder and former shareholder, officer and director of the Company, for the benefit of his granddaughter, with Jane Powers Huggins as Trustee.


(7) Does not include options to purchase 250,000 shares, which options become exercisable at $5.00 per share commencing July 1, 1997.

   None of the Selling Security Holders have had any position, office or other material relationship with the Company or any of its predecessors or affiliates during the past three years except for their stock ownership in the Company.

                          DESCRIPTION OF SECURITIES


   Tellurian's Certificate of Incorporation (the "Certificate of Incorporation") authorizes the issuance of 10,000,000 shares of Common Stock, $.01 par value. The following are brief descriptions of Tellurian's securities. The rights of the stockholders of Tellurian are established by Tellurian's Certificate of Incorporation, the Bylaws, and law of the State of Delaware. The descriptions set forth below are intended as summaries only and are qualified in their entirety by reference to the Certificate of Incorporation, the Bylaws, and the relevant Delaware law.

COMMON STOCK

   As of the date hereof, 1,600,000 shares of Common Stock were outstanding, held by 20 stockholders of record. Immediately following the closing of this Offering (assuming the Underwriter's over-allotment options are not exercised), 3,025,000 shares of Common Stock will be issued and outstanding (excluding shares of Common Stock underlying outstanding, but unexercised warrants).

   The holders of the shares of Common Stock have no preemptive or subscription rights in later offerings of Common Stock and are entitled to share ratably (i) in such dividends as may be declared by the Board of Directors of Tellurian out of funds legally available for such purpose, and
(ii) upon liquidation, in all assets of Tellurian remaining after payment in full of all debts and obligations of Tellurian and any preferences granted in the future to any preferred stock. To date, Tellurian has not paid any dividends on the Common Stock. The Company intends to follow a policy of retaining all of its earnings, if any, to finance the development and continued expansion of its business. There can be no assurance that dividends will ever be paid by the Company.

   The holders of shares of Common Stock are entitled to one vote for each share of Common Stock held of record on all matters submitted to a vote of the stockholders and have no cumulative voting rights. Accordingly, the holders of more than 50% of the issued and outstanding shares of Common Stock entitled to vote for election of directors are able to elect all of Tellurian's directors. All shares of Common Stock now outstanding are fully paid and nonassessable, and all shares of Common Stock, which are the subject of this Offering, when issued, will be fully paid and nonassessable. The Board of Directors of Tellurian is authorized to issue additional shares of Common Stock within the limits authorized by the Certificate of Incorporation without stockholder action.

WARRANTS

   The Warrants offered hereby will be issued pursuant to a Warrant Agreement (the "Warrant Agreement") between Tellurian, the Representative, and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") and will be in registered form. The following summary of the provisions of the Warrants is qualified in its entirety by reference to the Warrant Agreement, a copy of which is filed as an exhibit to the Registration Statement, of which this Prospectus is a part.

   Each Warrant will be separately transferable and will entitle the registered holder thereof to purchase one share of Common Stock at $6.00 per share (subject to adjustment as described below) at any time during the period commencing on the date hereof and expiring on the fifth anniversary hereof. Unless exercised or extended by the board of directors, the Warrants will expire on ________________________ [fifth anniversary of date of Prospectus]. A Warrant Holder may exercise his Warrants by surrendering the certificate evidencing such Warrants to the Warrant Agent, together with the form of election to purchase on the reverse side of such certificate attached thereto, properly completed and executed, and the payment of the exercise price and any transfer tax. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Under certain circumstances, the Representative will receive a warrant solicitation fee equal to 10% of the exercise price of all Warrants solicited by an NASD member. See "Underwriting."

   For a Warrant Holder to exercise his Warrants, there must be a current registration statement on file with the Commission and the relevant state securities commissions. The Company will be required to file post-effective amendment to the registration statement when events require such amendments, and to take appropriate action under state securities laws. While it is the Company's intention to file post-effective amendments when necessary and to take appropriate action under applicable state securities laws, there is no assurance that a registration statement will be kept effective or that appropriate action under applicable state securities laws will be effected. If a registration statement is not kept current for any reason, or if the Common Stock is not registered or qualified for sale in the state in which a Warrant Holder resides, the exercise of the Warrants and the resale or other disposition of Common Stock issued upon such exercise could be unlawful and the Warrants will not be exercisable, and holders thereof may be deprived of value.

   Tellurian has authorized and reserved for issuance a number of shares of Common Stock sufficient to provide for the exercise of the Warrants. When issued, each share of Common Stock will be fully paid and nonassessable. Warrant Holders will not have any voting or other rights as stockholders of Tellurian unless and until their Warrants are exercised and shares of Common Stock are issued pursuant thereto. The exercise price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, consolidation or certain other events.


   At any time after one year from the date of this Prospectus, any or all of the Warrants may be redeemed by Tellurian at a price of $.30 per Warrant, upon the giving of 30 days prior written notice to the Warrant Holders, and provided that the trading price of the Common Stock for 20 consecutive trading days ending within 10 days prior to such notice of redemption delivered by Tellurian to the Warrant Holders has equalled or exceeded $9.25. The right to purchase the Common Stock issuable upon exercise of the Warrants noticed for redemption will be forfeited unless such Warrants are exercised prior to the date specified in the notice of redemption. While Tellurian may legally be permitted to give notice to redeem the Warrants at a time when a current Prospectus is not available, thereby leaving the Warrant Holders no opportunity to exercise their Warrants prior to redemption, Tellurian does not intend to redeem the Warrants unless a current Prospectus is available both at the time of mailing of notice of redemption and at the time of redemption.


ANTI-TAKEOVER STATUTE

   Section 203 of the Delaware General Corporation Law provides that if a person acquires 15% or more of the stock of a Delaware corporation, he becomes an "interested stockholder" and may not engage in a "business combination" with that corporation for a period of three years. The term "business combination" includes a merger, a sale of assets, or a transfer of stock. The three year moratorium may be terminated if any of the following conditions are met: (1) the Board of Directors approved the acquisition of stock or the business combination before the person became an interested stockholder, (2) the interested stockholder acquired 85% of the outstanding voting stock in such transaction, excluding in the determination of outstanding stock is any stock owned by individuals who are officers and directors of the corporation and any stock owned by certain employee stock plans, or (3) the business combination is approved after the person became an interested stockholder by 2/3 of the voting stock which is not owned by the interested stockholder.

                       SHARES ELIGIBLE FOR FUTURE SALE


   Sales of substantial amounts of Securities or the perception that such sales could occur could adversely effect the market price for the Securities. Upon consummation of the Offering, the Company will have 3,025,000 shares of Common Stock outstanding (3,235,000 shares if the Underwriters' over-allotment options are exercised in full) and 1,850,000 Warrants outstanding (2,127,500 Warrants if the Underwriter's over-allotment options are exercised in full). In addition, the Company will have 3,000,000 warrants outstanding held by the Warrant Holders, 140,000 Underwriters' Stock Warrants and 185,000 Underwriters' Warrants outstanding held by the Underwriters. Of these shares of Common Stock and warrants, 1,875,000 shares of Common Stock (2,085,000 if the Underwriters' over-allotment options are exercised in full), 1,850,000 Warrants (2,127,500 if the Underwriter's over-allotment options are exercised in full), 3,000,000 warrants held by the Warrant Holders, 140,000 Underwriters' Stock Warrants and 185,000 Underwriters' Warrants will be freely tradeable in the public market without restriction under the Securities Act, except for Securities purchased by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act), which will be subject to the resale limitations of Rule 144 under the Securities Act ("Rule 144"), and except that (i) 25,000 shares owned and offered by the Additional Selling Stockholders may not be sold for a period of six months without the prior written consent of the Representative, and (ii) the Underwriters' Securities may not generally be transferred by the holders thereof for a period of one year after the date of this Prospectus. All of the remaining shares of Common Stock to be outstanding after the Offering, 1,150,000 shares of Common Stock, will be "restricted securities" as that term is defined in the Securities Act and will not have been registered under the Securities Act. The holders of such shares of Common Stock have agreed with the Representative not to sell or otherwise transfer any of their shares of Common Stock for a period of 24 months after the date of this Prospectus, without the prior written consent of the Representative. At the end of this period (or earlier with the consent of the Representative) these shares will be eligible for sale, subject to the restrictions imposed by Rule 144. Some of these stockholders may elect to sell some or all of these shares as soon as they are permitted to do so. Ordinarily, under Rule 144, a person holding restricted securities for a period of two years may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar weeks prior to such sale. See "Underwriting."

                                 UNDERWRITING

   Subject to the terms and conditions in the underwriting agreement between Tellurian and the Underwriters named below, including the Representative (the "Underwriting Agreement"; a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part), Tellurian and the Selling Stockholders have agreed to sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase, the number of shares of Common Stock and number of Warrants set forth opposite each name.

                                         Number of                 Number of
Underwriter                                Shares                   Warrants
 -------------------------               -----------               -----------
J.W. Barclay & Co., Inc.

                                         -----------               -----------
     TOTAL  ..............               1,850,000                 1,850,000
                                         ===========               ===========


   The Underwriters are committed, subject to certain conditions precedent, to purchase all of the Securities offered hereby if any such Securities are purchased.

   The Representative has advised the Company that the Underwriters propose to offer the Common Stock and the Warrants to the public at the offering prices set forth on the cover page of this Prospectus and that the Underwriters may allow certain dealers who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") concessions of $------ per share of Common Stock and $------ per Warrant. After the initial public offering, the public offering price and concessions may be changed by the Representative.

   The Company has granted the Underwriters an option, exercisable for 45 days from the date of this Prospectus, to purchase up to 210,000 shares of Common Stock and 277,500 Warrants at the public offering prices less the underwriting discounts set forth on the cover page of this Prospectus. The Underwriters may exercise this option solely to cover over-allotments in the sale of the shares of Common Stock and Warrants.

   The Company and the Selling Stockholders have agreed to pay the Representative a non-accountable expense allowance of 3% of the gross proceeds of the shares of Common Stock and Warrants sold in the offering (including the over-allotment option), of which $50,000 has been paid.

   The Company has agreed to enter into an agreement with the Representative retaining the Representative as financial consultant for a period of two years from the date hereof, pursuant to which the Representative will receive a fee of $74,625 per year payable in full at the closing of the Offering. The Company has agreed with the Representative to pay a finder's fee, ranging from 7% of the first $1,000,000 down to 2 1/2 % of the excess over $9,000,000 of the consideration involved in any transaction (including mergers and acquisitions) consummated by the Company in which the Representative introduced the other party to the Company during the five year period commencing on the closing date.


   The Company will pay the Representative, commencing one year from the date hereof, a commission equal to ten percent of the exercise price of the Warrants exercised, provided that (i) at the time of exercise the market price of the Common Stock is greater than the exercise price of the Warrants, and (ii) the exercise of the Warrants was solicited by a member of the NASD and the NASD member is designated in writing by the Warrant Holder, (iii) the Warrants exercised are not held in discretionary accounts, (iv) disclosure of the compensation arrangements has been made both at the time of exercise, and
(v) the solicitation of the exercise of the Warrants is not in violation of Rule 10b-6 under the Securities Exchange Act of 1934. A portion of such commission may be reallocated to any dealer who solicited such exercise.

   The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.


   The Company has agreed to sell to the Underwriters or their designees, at a price of $.001 per warrant, a total of 140,000 warrants (the "Underwriters' Stock Warrants") to purchase a like number of shares of Common Stock of the Company and 185,000 warrants (the "Underwriters' Warrants") to purchase a like number of Common Stock Purchase Warrants. The Underwriters' Stock Warrants will be exercisable at a price of $6.00 per share and the Underwriters' Warrants will be exercisable at a price of $.30 per Common Stock Purchase Warrant for a period of four years commencing one year after the date hereof, and they will not be transferable for one year after the date hereof except to Underwriters and selected dealers and officers and partners thereof. Any profit realized upon any resale of the Underwriters' Stock Warrants or the Underwriters' Warrants underlying same may be deemed to be additional underwriter's compensation. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering) the Underwriters' Stock Warrants and the Underwriters' Warrants and their underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriters' Stock Warrants and the Underwriters' Warrants and their underlying securities.


   The Underwriters have informed the Company that they do not expect sales of shares of Common Stock to be made to discretionary accounts to exceed 2% of the shares of Common Stock offered hereby.

   All current Common Stock holders of the Company, excluding the Warrant holders and the Additional Selling Stockholders, have agreed that they will not, directly or indirectly, offer to sell, contract to sell, sell, transfer, assign, encumber, grant an option to purchase, pledge or otherwise dispose of any beneficial interest in such securities, for a period of twenty-four months following the date hereof, without the prior written consent of the Representative. The Additional Selling Stockholders have agreed not to sell the 25,000 shares that the Additional Selling Stockholders will receive upon the completion of the Offering for a period of six months without the prior written consent of the Representative.

   The Underwriting Agreement provides that the Representative has the right, for a period of five years from the date of the closing of the Offering, to designate one person to attend Board of Directors meetings. Such person shall be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. The Company shall reimburse the designee of the Representative for his out-of-pocket expenses incurred in connection with his attendance at such meetings. As of the date of this Prospectus, the Representative has not designated any director.

   The Company has agreed that for a period of six months from the date hereof, it will not issue any securities not contemplated by this Prospectus and for a period of three years, it will not issue any Preferred Stock without the prior written consent of the Representative.

   See "Certain Transactions" regarding the following transactions involving the Company, the Representative, Selling Stockholders and Additional Selling
Stockholders: (i) the Company's March 1995 sale of 600,000 shares of its Common Stock which included 450,000 shares to the Selling Stockholders and 150,000 shares to certain principals and an employee of the Representative; (ii) the Company's December 1995/January 1996 private placement wherein the Representative acted as Placement Agent and received cash compensation equal to 13% of the gross proceeds or $97,500 (not including 300,000 warrants which have been returned to the Company and have been cancelled); and (iii) the private placement completed on June 27, 1996 wherein the Representative acted as Placement Agent and received cash compensation equal to 15% of the gross proceeds or $26,250.

PRICING OF THE OFFERING

   Prior to this offering, there has been no public trading market for any of the Company's securities. Consequently, the initial public offering of the shares of Common Stock and Warrants have been determined by negotiations between the Company and the Representative. Among the factors considered in determining the offering prices were the Company's financial condition and prospects, the industry in which the Company is engaged, certain financial and operating information of companies engaged in activities similar to those of the Company and the general market condition of the securities markets. Such prices do not necessarily bear any relationship to any established standard or criteria of value based upon assets, earnings, book value or other objective measures.

                               WARRANT HOLDERS

   Upon the consummation of the Offering, certain outstanding warrants of Tellurian automatically convert into warrants identical to the Warrants. This Prospectus relates to the registration of 3,000,000 of such warrants as well as shares of Common Stock issuable upon exercise of such Warrants. The 3,000,000 warrants will not be issued and delivered to Warrant Holders until on or after the closing date of the Offering. Such Warrant Holders will receive their warrants upon the consummation of the Offering via automatic conversion of outstanding warrants received by them in connection with the Company's private placement completed between December 1995 and January 1996. See "Certain Transactions."

   Each of the Warrant Holders may be deemed to be an "underwriter" of the Common Stock offered hereby, as that term is defined under the Securities Act. Each of the Warrant Holders may sell its warrants from time to time on or after the date of the closing of the Offering for its own account in the open market at the prices prevailing therein, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from any sale of such warrants by the Warrant Holders will inure entirely to their benefit and not to that of the Company except for the purchase price received by the Company from the exercise of any such warrants.


   None of the Warrant Holders have any position, office or other material relationship with the Company or any of its predecessors or affiliates during the past three years, except as Warrant and Note holders.


   The Warrant Holders are required to deliver a current prospectus in connection with the offer or sale of such warrants. The Warrant Holders have been advised that Rules 10b-6 and 10b-7 of the General Rules and Regulations promulgated under the Exchange Act will be applicable to their sales of warrants. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called "stabilization" activities.


   Any sale of warrants by Warrant Holders through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Rule 10b-6 promulgated under the Exchange Act. If any such transaction were a "distribution" for purposes of Rule 10b-6, then such broker-dealers might be required to cease making a market in the Company's equity securities for either two or nine trading days prior to a sale in such transaction.

   The following table provides a list of the names, addresses and amount of warrants to purchase shares of Common Stock beneficially owned by Warrant Holders.

                                                                          Approximate
                                                                          % of Class        Approximate
                               Number of     Number of     Number of    Owned Prior to      % of Class
    Name and Address of        Warrants      Warrants       Warrants       Offering       Owned After the
      Security Holders           Held         Offered       Retained        (1)(3)        Offering (2)(3)
 --------------------------   -----------   -----------    -----------   --------------   ---------------
Jericho Limited  ..........    2,200,000     2,000,000        -0-            73.3              45.4
c/o Intertrust Management
  S.A. P.O. Box 3292 16 rue
  de la Pelisserie 1211
  Geneva 3 SWITZERLAND (4)
Imafina S.A.  .............      800,000       800,000        -0-            27.7              16.5
c/o Hubert Hendrick 21 Rue
  de Camps 75116 Paris
  FRANCE (5)


------
(1) Does not give effect to the completion of the Offering by the Company.

(2) Gives effect to the completion of the Offering by the Company.

(3) Based upon 3,000,000 warrants outstanding prior to the Offering and 4,850,000 warrants outstanding after the Offering without giving effect to the possible issuance of any Warrants pursuant to the exercise of the Underwriter's over-allotment option or the Representative's Warrants. See "Underwriting."

(4) The beneficial owner of Jericho Limited is Louis Carlos SantaMaria.

(5) The beneficial owner of Imafina S.A. is Hubert Hendrix.

                       ADDITIONAL SELLING STOCKHOLDERS

   The Company has registered for sale on behalf of certain security holders named in the table below (the "Additional Selling Stockholders"), the resale of 25,000 shares (the "Additional Registered Shares") that are issuable automatically upon the completion of the Offering in exchange for the Convertible Note described under "Certain Transactions." Such shares are not being underwritten in the Offering and the Company will not receive any proceeds from the sale of such shares. The Additional Registered Shares may not be sold by the Additional Selling Stockholders for a period of six months after the date of this Prospectus without the prior written consent of the Representative.

   The Additional Selling Stockholders have advised the Company that the Additional Registered Shares may be offered for sale from time to time by them in regular brokerage transactions in the over-the-counter market, or, either directly or through brokers or to dealers, or in private sales or negotiated transactions, or otherwise, at prices related to the then prevailing market prices. Such Additional Selling Stockholders have also been advised that Rules 10(b)6 and 10(b)7 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 the ("Act") will be applicable to sales of the Additional Registered Shares. Such rules contain various prohibitions against trading by persons interested in a distribution and against so-called "stabilization" activities.


   The Additional Selling Stockholders may be deemed to be underwriters of the Common Stock offered hereby, as that term is defined under the Securities Act. Prior to making loans totaling $175,000 to the Company in June 1996, as more fully described under "Certain Transactions," the Additional Selling Stockholders had no position or office, or any material relationship with the Company or any of its predecessors or affiliates.

                                                            Number of
                                                              Shares
                                                              to be        Approximate      Approximate
                               Number of     Number of     Retained on      % of Class      % of Class
    Name and Address of         Shares        Shares        Completion     Owned Prior      Owned After
      Security Holders           Held         Offered      of Offering     to Offering       Offering
 --------------------------   -----------   -----------    -------------   -------------   -------------
Andrew F. Nicoletta  ......     10,000        10,000           -0-               *              -0-
111 Broadway 3rd Floor New
  York, NY 10006
Karen Bulavinetz  .........     10,000        10,000           -0-               *              -0-
240-31 Alameda Ave.
  Douglaston, NY 11362
Alec McDonald  ............      5,000         5,000           -0-               *              -0-
41 Plein St. Pietewsburg,
  Republic of South Africa
  0700


------
* Represents less than 1% of Tellurian's issued and outstanding shares.

                                LEGAL MATTERS

   The validity of the issuance of the Securities offered hereby will be passed upon for the Company by the law firm of Lester Morse P.C. Certain legal matters will be passed upon on behalf of the Underwriters by Henry C. Malon, Esq. Members of the family of Lester Morse own options to purchase 50,000 shares of the Company's Common Stock.

                                   EXPERTS


   The Company's financial statements, included in this Prospectus, have been audited by Miller Ellin & Co., Inc., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, which are included in reliance upon the authority of said firm as experts in auditing and accounting.


                            ADDITIONAL INFORMATION


   The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form SB-2, File No. 333-9741 (of which this Prospectus is a part) under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the Securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus are not necessarily complete and, in each instance, reference is made to a copy of the relevant contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge at the Public Reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 10549, and at the offices of the Commission located at the Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, NY 10048 and the Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and copies of such material can be obtained upon request and payment of the appropriate fee from the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                               TELLURIAN, INC.

                        REPORT ON FINANCIAL STATEMENTS

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                        INDEX TO FINANCIAL STATEMENTS


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS  ....           F-2

BALANCE SHEETS  ........................................        F-3 -  F-4

STATEMENTS OF OPERATIONS  ..............................           F-5

STATEMENTS OF STOCKHOLDERS' DEFICIENCY  ................           F-6

STATEMENTS OF CASH FLOWS  ..............................           F-7

NOTES TO FINANCIAL STATEMENTS  .........................        F-8 - F-16

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of
Tellurian, Inc.

We have audited the accompanying balance sheet of Tellurian, Inc. as at December 31, 1995, and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the management of Tellurian, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tellurian, Inc. as at December 31, 1995 and the results of its operations and cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Tellurian, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses, accumulated deficit and working capital deficiencies raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          MILLER, ELLIN & COMPANY
                                          CERTIFIED PUBLIC ACCOUNTANTS


New York, New York
March 29, 1996, except
for Note 1, which is
dated July 2, 1996 and
Note 10, which is dated
August 2, 1996

                               TELLURIAN, INC.

                                BALANCE SHEETS

                                    ASSETS


                                                 JUNE 30,        DECEMBER 31,
                                                   1996             1995
                                                -----------     --------------
                                               (Unaudited)
CURRENT ASSETS:
     Cash  ................................      $283,372         $ 39,130
     Restricted cash (Note 2)  ............       112,023               --
     Accounts receivable  .................       168,602            5,000
     Inventories (Note 3)  ................       134,450           87,218
     Prepaid expenses and other current
        assets ............................            --            7,811
                                                -----------     --------------
               Total current assets  ......       698,447          139,159
                                                -----------     --------------
PROPERTY AND EQUIPMENT -- at cost
   less accumulated depreciation (Note 4) .        34,170           32,711
                                                -----------     --------------
OTHER ASSETS:
     Deferred offering costs  .............       200,315           50,765
     Security deposits  ...................            --              925
                                                -----------     --------------
                                                  200,315           51,690
                                                -----------     --------------
                                                 $932,932         $223,560
                                                ===========     ==============





    The accompanying notes are an integral part of the financial statements

                               TELLURIAN, INC.

                                BALANCE SHEETS

                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY

                                                  JUNE 30,       DECEMBER 31,
                                                    1996             1995
                                                -------------   --------------
                                                 (Unaudited)
CURRENT LIABILITIES:
     Accounts payable  ......................    $    94,115     $    29,321
     Accrued expenses (Note 7)  .............        124,399         144,131
     Payroll payable  .......................        283,197         212,302
     Payroll taxes payable (Note 6)  ........        114,071         241,749
     Consulting fees payable  ...............        279,468         255,693
     Notes payable -- related parties (Note
        5) ..................................        596,415         670,921
     Interest payable -- related parties
        (Note 5) ............................        322,982         293,604
     Note payable -- other  .................            351             500
     Deferred revenue (Note 8)  .............        263,053         156,448
                                                -------------   --------------
               Total current liabilities  ...      2,078,051       2,004,669
                                                -------------   --------------
LONG-TERM DEBT (Note 9)  ....................        895,000         192,000
                                                -------------   --------------
COMMITMENTS AND CONTINGENCIES (Note 11)
STOCKHOLDERS' DEFICIENCY:
     Common stock -- $.01 par value (Note
        13)
        Authorized -- 10,000,000 shares
        Issued and outstanding -- 1,600,000
        shares ..............................         16,000          16,000
     Additional paid-in capital  ............        135,265         107,265
     Accumulated deficit  ...................     (2,191,384)     (2,096,374)
                                                -------------   --------------
               Total stockholders'
                  deficiency ................     (2,040,119)     (1,973,109)
                                                 ------------   --------------
                                                 $   932,932     $   223,560
                                                 ============   ==============



   The accompanying notes are an integral part of the financial statements

                               TELLURIAN, INC.

                           STATEMENTS OF OPERATIONS

                                                            SIX
                                                        MONTHS ENDED                    YEARS ENDED
                                                          JUNE 30,                      DECEMBER 31,
                                               -----------------------------   ------------------------------
                                                    1996           1995             1995            1994
                                                ------------   -------------    -------------   -------------
                                                (Unaudited)     (Unaudited)
REVENUES (Note 12)  .........................  $  542,284      $  311,161      $  477,311      $  461,832
COST OF GOODS SOLD  .........................      82,059         170,838         339,220         306,224
                                                ------------   -------------    -------------   -------------
GROSS PROFIT  ...............................     460,225         140,323         138,091         155,608
                                                ------------   -------------    -------------   -------------
OPERATING EXPENSES:
     Research and development  ..............     275,030         236,127         423,770         297,864
     Selling  ...............................      53,131          68,890          92,505          73,758
     General and administrative  ............     179,897          97,070         257,125         298,501
                                                ------------   -------------    -------------   -------------
                                                  508,058         402,087         773,400         670,123
                                                ------------   -------------    -------------   -------------
LOSS FROM OPERATIONS  .......................     (47,833)       (261,764)       (635,309)       (514,515)
                                                ------------   -------------    -------------   -------------
OTHER INCOME AND EXPENSES:
     Other income  ..........................       8,711             500             --              --
     Interest expense  ......................     (26,342)             --             --              --
     Interest expense -- related parties
        (Note 4) ............................     (29,546)        (32,700)        (64,356)        (62,387)
                                                ------------   -------------    -------------   -------------
                                                  (47,177)        (32,200)        (64,356)         (62,387)
                                                ------------   -------------    -------------   -------------
NET LOSS  ...................................  $  (95,010)    $  (293,964)    $  (699,665)      $ (576,902)
                                                ============   =============    =============   =============
NET LOSS PER COMMON SHARE  ..................  $     (.06)    $      (.23)    $      (.48)      $     (.58)
                                                ============   =============    =============   =============
WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING ................   1,600,000       1,300,000       1,450,000        1,000,000
                                                ============   =============    =============   =============
PRO FORMA INFORMATION (Note 18):
     Net loss as presented  .................  $   (95,010)   $  (293,464)    $  (699,665)      $ (576,902)
     Provision for income tax benefits
        reflecting
        C corporation status ................          --              --              --              --
                                                ------------   -------------    -------------   -------------
     Pro forma net loss  ....................  $   (95,010) $  (293,464)      $  (699,665)      $ (576,902)
                                                ============   =============    =============   =============


   The accompanying notes are an integral part of the financial statements

                               TELLURIAN, INC.

                    STATEMENTS OF STOCKHOLDERS' DEFICIENCY



                                                COMMON STOCK           ADDITIONAL                          TOTAL
                                         -------------------------      PAID-IN       ACCUMULATED       STOCKHOLDERS'
                                            SHARES        AMOUNT        CAPITAL         DEFICIT          DEFICIENCY
                                          -----------   ----------    ------------   ---------------   ---------------
BALANCE AT January 1, 1994 --
  as previously reported (Note 13) ....    1,000,000     $10,000       $ 20,000       $  (824,807)       $  (794,807)
Prior period adjustment (Note 17)  ....           --          --         (5,000)            5,000                 --
                                          -----------   ----------    ------------   ---------------   ---------------
BALANCE AT January 1, 1994 --
  as restated .........................    1,000,000      10,000         15,000          (819,807)          (794,807)
Net loss for the year ended
  December 31, 1994 ...................           --          --             --          (576,902)          (576,902)
                                          -----------   ----------    ------------   ---------------   ---------------
BALANCE AT December 31, 1994  .........    1,000,000      10,000         15,000        (1,396,709)        (1,371,709)
Issuance of common stock for cash
  (Note 13) ...........................      600,000       6,000         94,000                --            100,000
Costs relating to issuance of common
  stock for cash ......................           --          --         (9,735)               --             (9,735)
Issuance of warrants in connection
  with private placement
  (Notes 13 and 14) ...................           --          --          8,000                --              8,000
Net loss for the year ended
  December 31, 1995 ...................           --          --             --          (699,665)          (699,665)
                                          -----------   ----------    ------------   ---------------   ---------------
BALANCE AT December 31, 1995  .........    1,600,000      16,000        107,265        (2,096,374)        (1,973,109)
Issuance of warrants in connection
  with private placement
  (Notes 13 and 14) ...................           --          --         28,000                --             28,000
Net loss for the six months ended June
  30, 1996 (Unaudited) ................           --          --             --           (95,010)           (95,010)
                                          -----------   ----------    ------------   ---------------   ---------------
BALANCE AT June 30, 1996
  (Unaudited) .........................    1,600,000     $16,000       $135,265       $(2,191,384)      $ (2,040,119)
                                          ===========   ==========    ============   ===============   ===============


   The accompanying notes are an integral part of the financial statements

                               TELLURIAN, INC.

                           STATEMENTS OF CASH FLOWS

                                                                SIX
                                                            MONTHS ENDED                    YEARS ENDED
                                                              JUNE 30,                      DECEMBER 31,
                                                   -----------------------------   -----------------------------
                                                        1996           1995            1995            1994
                                                    ------------   -------------    ------------   -------------
                                                    (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss .....................................   $  (95,010)     $ (293,964)      $(699,665)    $ (576,902)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
        Depreciation and amortization ...........       44,560          36,387          41,611         70,245
        Changes in assets and liabilities:
          Restricted cash  ......................     (112,023)             --              --             --
          Accounts receivable  ..................     (163,602)         (7,078)         (5,000)         8,500
          Inventories  ..........................      (47,232)         14,621          75,981        108,889
          Prepaid expenses and other current
             assets .............................        7,811              --          (7,811)            --
          Security deposits  ....................          925            (925)           (925)            --
          Accounts payable  .....................       64,794         (41,431)        (55,801)       (22,476)
          Accrued expenses  .....................      (19,732)         53,227          99,898         30,472
          Payroll payable  ......................       70,895          40,220          79,864         34,025
          Payroll taxes payable  ................     (127,678)         39,281          89,520        103,581
          Consulting fees payable  ..............       23,775          33,303          79,231         27,922
          Interest payable -- related parties  ..       29,378          31,650          63,306         74,376
          Deferred revenue  .....................      106,605           6,000           6,000        150,448
                                                    ------------   -------------    ------------   -------------
NET CASH PROVIDED BY (USED IN)
   OPERATING ACTIVITIES .........................     (216,534)        (88,709)       (233,791)         9,080
                                                    ------------   -------------    ------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment ..........       (7,209)         (1,033)        (11,214)        (7,791)
                                                    ------------   -------------    ------------   -------------
NET CASH USED IN INVESTING ACTIVITIES  ..........       (7,209)         (1,033)        (11,214)        (7,791)
                                                    ------------   -------------    ------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock .......           --         100,000          90,266             --
   Proceeds from issuance of warrants in
     connection with private placement  .........       28,000              --           8,000             --
   Proceeds from notes payable -- related parties       25,494          23,159          53,190          8,790
   Repayments of notes payable -- related parties     (100,000)         (9,300)         (8,635)       (10,000)
   Proceeds from notes payable -- other .........           --              --           7,000             --
   Repayments of notes payable -- other .........         (149)             --          (7,000)            --
   Proceeds from long-term debt .................      703,000              --         192,000             --
   Payments of deferred offering costs ..........     (188,360)         (9,734)        (50,765)            --
                                                    ------------   -------------    ------------   -------------
NET CASH PROVIDED BY (USED IN)
   FINANCING ACTIVITIES .........................      467,985         104,125         284,056         (1,210)
                                                    ------------   -------------    ------------   -------------
NET CHANGE IN CASH  .............................      244,242          14,383          39,051             79
CASH -- beginning  ..............................       39,130              79              79             --
                                                    ------------   -------------    ------------   -------------
CASH -- ending  .................................    $ 283,372       $  14,462       $  39,130      $      79
                                                    ============   =============    ============   =============
SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION:
   Cash paid for interest .......................    $   9,000       $      --       $      --      $   2,000
   Cash paid for income taxes ...................           --              --              --             --

   The accompanying notes are an integral part of the financial statements

                               TELLURIAN, INC.

                        NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1994


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION AND LINE OF BUSINESS

   Tellurian, Inc. (the "Company"), a South Carolina corporation, was incorporated on August 10, 1988 for the purpose of designing and manufacturing real time image generation equipment for training and simulation. The Company also provides consulting and parts/repair services related to computer image generator technology. These operations constitute a single business segment. The Company sells its image generators to two types of entities, those which are interested in training and simulation and those which specialize in entertainment devices and games.

   In January 1996, the Company formed a wholly-owned subsidiary in the State of Delaware and merged the Company into such corporation on July 2, 1996. Pursuant to the merger, the holders of all of the shares of common stock of the Company exchanged their 1,600,000 shares outstanding for 1,600,000 shares of the new corporation on a pro rata basis.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

   The consolidated balance sheet of the Company at June 30, 1996 and the consolidated statements of operations, stockholders' deficiency and cash flows for the six months ended June 30, 1996 and 1995 are unaudited but include all adjustments which, in the opinion of management, are necessary for the fair presentation of the Company's financial position and results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

GOING CONCERN

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial losses since inception including net losses of approximately $700,000 and $577,000 for the years ended December 31, 1995 and 1994, respectively. Further, at December 31, 1995, total liabilities exceeded total assets by approximately $1,973,000. During 1995, the Company borrowed approximately $53,000 from related parties and $192,000 through a private placement to meet its current operating needs.

   In view of these matters, realization of a major portion of the assets in the accompanying balance sheets is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to achieve profitable operations and to meet its financing requirements. The Company is planning a $7,000,000 public offering (see Note 16) and if successful, will use the net proceeds of such offering to reduce its debt and provide working capital.

DEFERRED REVENUE

   Deferred revenue consists of customer advances which are reflected in current liabilities and is expected to be recognized as revenue when the finished product is shipped.

REVENUE RECOGNITION


   Sales are recognized when the finished product is shipped.

                               TELLURIAN, INC.

                        NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED DECEMBER 31, 1995 AND 1994  - (Continued)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  - (Continued)

CONCENTRATIONS OF CREDIT RISK

   Accounts Receivable

   The Company sells primarily to aviation training and entertainment entities throughout the United States. It is the Company's policy to require a substantial deposit prior to commencement of production for specific orders with the balance due upon completion.

   Cash

   The Company maintains cash balances in its banks which, at times, may exceed the limits of the Federal Deposit Insurance Corp.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

INVENTORIES

   Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

   Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

             Machinery and equipment - 5 years
             Furniture and fixtures  - 7 years

  Expenditures for repairs and maintenance are charged to expense as incurred.


TECHNOLOGY RIGHTS

   Technology rights are valued at cost and are amortized over a four year period, which approximates its useful life.

   Amortization expense amounted to $-0-, $31,163, $31,163 and $62,326 for the six months ended June 30, 1996 and 1995 (unaudited) and for the years ended December 31, 1995 and 1994, respectively.

DEFERRED OFFERING COSTS

   Deferred offering costs incurred in connection with the Company's private placement agreement are being amortized over the respective terms of the promissory notes issued (see Note 9).


   Amortization expense amounted to $38,810 and $-0- for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively.


RESEARCH AND DEVELOPMENT

   Research and development costs are charged to expense in the period incurred. For the six months ended June 30, 1996 and 1995 (unaudited) and for the years ended December 31, 1995 and 1994, research and development costs amounted to $274,730, $236,127, $423,770 and $297,864, respectively.

                               TELLURIAN, INC.

                        NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED DECEMBER 31, 1995 AND 1994  - (Continued)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  - (Continued)

INCOME TAXES


   The Company has elected to be treated as an "S" corporation for federal and South Carolina purposes whereby net income or loss is recorded by the stockholders on their individual income tax returns. There are no corporate income taxes or deferred income taxes.

NEW ACCOUNTING STANDARDS

   The adoption of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets," is not expected to materially affect the Company's financial position or results of operations. The Company is not adopting SFAS No. 123, "Accounting for Stock Based Compensation." However, the Company will make all necessary disclosures required in fiscal 1996.

LOSS PER COMMON SHARE

   Net loss per common share is based on the weighted average number of common shares outstanding during the period. The weighted average number of shares outstanding has been adjusted to reflect the recapitalization in connection with the private placement as if it had occurred as of the beginning of the period for which loss per share is presented.

RECLASSIFICATIONS

   Certain amounts in the 1994 financial statements have been reclassified to conform to the 1995 presentation.


NOTE 2 -- RESTRICTED CASH


   Restricted cash represents funds held by the Company's attorney from the proceeds of the note issued on June 27, 1996 (see Note 9) net of payments for deferred offering costs.


NOTE 3 -- INVENTORIES


   Inventories consist of the following:


                                    June 30,                    December 31,
                                      1996                          1995
                                   -----------                  --------------
                                  (Unaudited)
Raw materials  ............         $ 77,314                       $58,762
Work-in-process ...........           42,556                        28,456
Finished goods  ...........           14,580                            --
                                   -----------                  --------------
                                    $134,450                       $87,218
                                   ===========                  ==============

NOTE 4 -- PROPERTY AND EQUIPMENT


   Property and equipment consists of:


                                                     June 30,      December 31,
                                                       1996            1995
                                                    -----------   --------------
                                                    (Unaudited)
Equipment  ......................................     $70,850        $68,452
Computer software  ..............................      18,431         13,621
Office furniture  ...............................       2,374          2,373
                                                    -----------   --------------
                                                       91,655         84,446
Less: Accumulated depreciation and amortization .      57,485         51,735
                                                    -----------   --------------
                                                      $34,170        $32,711
                                                    ===========   ==============


                                TELLURIAN, INC.

                         NOTES TO FINANCIAL STATEMENTS

             YEARS ENDED DECEMBER 31, 1995 AND 1994  - (Continued)

NOTE 4 -- PROPERTY AND EQUIPMENT  - (Continued)

   Depreciation expense amounted to $5,750, $5,224, $10,448 and $7,919 for the six months ended June 30, 1996 and 1995 (unaudited) and for the years ended December 31, 1995 and 1994, respectively.

NOTE 5 -- NOTES PAYABLE - RELATED PARTIES

   The Company has borrowed funds from officers and stockholders to finance its operations. The notes are due on demand (except as described below) and bear interest at the rate of 10% per annum.

   In October 1995, the Company agreed to repay a portion of its debt owed to a stockholder as follows:

   1. $100,000 upon the completion of its private placement (see Note 9).

   2. $121,200 from corporate receipts other than the private offering.

   As of June 30, 1996 (unaudited), the stockholder has been paid $100,000.

   In addition, the Company has assigned its proceeds from the Technology Agreement (see Note 11) and granted a security interest until the stockholder has received a total of $221,200. Once the total amount has been paid, the stockholder has agreed to cancel the assignment and the security interest. In addition, the stockholder agreed not to demand payment of any sums due him through August 1, 1997.

   As at December 31, 1995, notes payable amounted to $670,921 and accrued interest payable amounted to $293,604. At June 30, 1996 (unaudited), notes payable amounted to $596,415 and accrued interest payable amounted to $322,982.

   Interest expense charged to operations amounted to $29,546, $32,700, $64,356 and $62,387 for the six months ended June 30, 1996 and 1995 (unaudited) and for the years ended December 31, 1995 and 1994, respectively.

NOTE 6 -- PAYROLL TAXES PAYABLE

   The Company owes federal and New Jersey payroll taxes from the fourth quarter of 1993 through the fourth quarter of 1995. Interest and penalties have been accrued (see Note 7). In January 1996, the Company paid approximately $150,000 including interest and penalties to the Internal Revenue Service. The Company has reached oral agreements with the Internal Revenue Service and the State of New Jersey to repay the balances owed from the proceeds of the proposed public offering (see Note 16).

   In January and March 1996, the Internal Revenue Service filed tax liens totalling $92,007 for unpaid payroll taxes for the quarters ended September 1994 through June 1995.

NOTE 7 -- ACCRUED EXPENSES

   Accrued expenses consist of:

                                                            June 30,      December 31,
                                                              1996            1995
                                                           -----------   --------------
                                                           (Unaudited)
Accrued interest on long-term debt (Note 9)  ...........    $ 26,510        $     --
Royalties (Note 11)  ...................................      30,183          29,854
Interest and penalties on unpaid payroll taxes (Note 6)       45,000          60,000
Others  ................................................      22,706          54,277
                                                           -----------   --------------
                                                            $124,399        $144,131
                                                           ===========   ==============

                               TELLURIAN, INC.

                        NOTES TO FINANCIAL STATEMENTS

              YEARS ENDED DECEMBER 31, 1995 AND 1994 - (Continued)

NOTE 8 -- DEFERRED REVENUE

   Deferred revenue consists of two customer deposits which are expected to be recognized as revenue in 1996.

NOTE 9 -- LONG-TERM DEBT

   Long-term debt consists of subordinated promissory notes issued in connection with the Company's private placement of securities. The notes bear interest at 8% per annum and are due 24 months from the date of issuance, provided however, that if the Company completes a public offering of its securities prior to the expiration of such period, the principal amount of the promissory notes together with any unpaid interest shall be payable upon the closing of the public offering (see Note 16).

                                             June 30,           December 31,
                                               1996                 1995
                                            -----------         --------------
                                            (Unaudited)
Note, payable on December 27, 1997 .....     $192,000             $192,000
Note, payable on January 22, 1998  .....      528,000                   --
Note, payable on June 27, 1998 (*) .....      175,000                   --
                                            -----------         --------------
                                              895,000              192,000
Less: Current portion  .............               --                   --
                                            -----------         --------------
                                             $895,000             $192,000
                                            ===========         ==============

------
(*) Terms of the note are as described above except as follows:

1. The notes are due if and when the gross proceeds from a series of private placements amount to at least $5,000,000.


2. One $25,000 note is convertible into 25,000 shares of common stock automatically upon the completion of the proposed public offering (see
   Note 16).

   The promissory notes are subordinated to all senior indebtedness, defined as principal and interest on all indebtedness of the Company, whether outstanding on the date of the issuance of the promissory notes or subsequently created for money borrowed by the Company or other monetary obligations of the Company, including debentures, other notes, letters of credit, loan agreements or guarantees to banks, trust companies, leasing companies, insurance companies or other institutional lenders and any renewal, extension refunding, amendment or modifications of any such senior indebtedness, including without limitation of the foregoing, purchase money mortgages and mortgages made, given or guaranteed by the Company.


   Maturities of long-term debt are as follows:

1996 ..................................................      $     --
1997 ..................................................        192,000
1998 ..................................................        703,000
                                                             -----------
                                                              $895,000
                                                             ===========



  Interest amounted to $26,342 for the six months ended June 30, 1996
(unaudited).

                               TELLURIAN, INC.

                        NOTES TO FINANCIAL STATEMENTS

              YEARS ENDED DECEMBER 31, 1995 AND 1994 - (Continued)

NOTE 10 -- FINANCIAL INSTRUMENTS

   The amounts at which cash, accounts receivable, accounts payable and other current liabilities are presented in the balance sheets approximate their fair value due to their short maturities. The following table presents the carrying amount and fair value for long-term debt:

                     June 30, 1996 (Unaudited)         December 31, 1995
                     --------------------------    ---------------------------
                     Carrying         Fair          Carrying          Fair
                      Amount          Value          Amount          Value
                     ----------    -----------     -----------     -----------
Long-term debt .     $895,000       $764,800        $192,000        $160,800
                     ==========    ===========     ===========     ===========

   The fair value of long-term debt has been determined based on discounted cash flow using a market rate of interest at the balance sheet date as applicable to comparable debt.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

LEASE

   All of the Company's operations take place in leased facilities.

   Commencing December 1993, the Company began leasing its office and manufacturing facility from an unrelated entity on a month-to-month basis. In April 1995, the Company entered into a five year lease for the facility. In May 1996, the Company terminated the lease and moved to a new facility entering into a two year lease expiring in May 1998. The Company is also responsible for its share of operating expenses (as defined).

   Future minimum lease payments are as follows:

                   Year Ending
                  December 31,
                  -------------
                       1996                $ 63,400
                       1997                  61,500
                       1998                  25,600
                                           ----------
                                           $150,500
                                           ==========

   Rent expense amounted to $48,742, $31,777, $70,018 and $59,048 for the six months ended June 30, 1996 and 1995 (unaudited) and for the years ended December 31, 1995 and 1994, respectively.

TECHNOLOGY AGREEMENT

   In January 1996, the Company entered into an agreement with a Republic of China corporation ("ROC") which replaces an earlier agreement entered into in 1995 with a different Republic of China corporation. There have been no modifications to the old agreement other than the customer name. The purpose of this agreement is to provide training, advice and consultation in relation to computer image generator technology. The agreement provides for a fee of $1,500,000 payable as follows:

   4% upon signing the agreement
  16% upon the completion of the first prototype of the computer image generator
  10% upon delivery of the design data package
  40% upon completion of the training program
  20% 90 days after completion of the training program
  10% 180 days after completion of the training program

                               TELLURIAN, INC.

                        NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED DECEMBER 31, 1995 AND 1994  - (Continued)

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

TECHNOLOGY AGREEMENT (CONTINUED)

   Of the agreed $1,500,000, the Company, pursuant to separate agreements, has agreed that ROC will pay $650,000 to two unrelated parties as follows:

   1. $500,000 to ROC's parent company in consideration of the parent's services and expenses incurred in negotiating the agreement and establishing ROC.

   2. $150,000 to an unrelated corporation in consideration of such corporation's contribution to the development of software for the computer image generator technology.

   As compensation for the license granted, the Company will receive royalty payments at the rate of 2% of the sales value of the products or derivative products sold by such corporation using the technology, payable annually for a period of five years from the date of the agreement. In return, the Company agrees not to market such products within a restricted group of countries as defined in the agreement.

   In October 1995, the Company assigned proceeds received under the agreement and granted a security interest to a stockholder (see Note 5).

   In May 1995, the Company entered into an agreement to pay 15% of the monies received from the technology agreement to an unrelated corporation. Such fee amounted to $10,650 for the year ended December 31, 1995.

   Consulting fee income amounted to $71,000 for the year ended December 31, 1995 under the old agreement.

ROYALTIES

   In connection with the acquisition of technology rights, the Company is obligated to pay royalties based upon revenues at a rate of 4% of image generator sales and 1% of other revenue, as defined. Such agreement stipulates that the royalties paid shall not exceed $1,500,000. Royalty expense amounted to $5,329, $21,530, $8,573 and $15,889 for the six months ended June 30, 1996 and 1995 (unaudited) and for the years ended December 31, 1995 and 1994, respectively.

   In July and August 1996, the Company has entered into agreements to terminate two-thirds of all future royalty payments as of the respective dates of the agreements. These agreements call for total payments of $150,000 as well as a payment of $10,529 for unpaid royalties as follows:


   1. $88,029 within ten business days from the closing of the Company's proposed public offering (see Note 16) but no later than March 31, 1997.

   2. $72,500 will be due and payable one year after the initial payments.


NOTE 12 -- REVENUES

   Revenues consist of:

                                   Six Months Ended               Years Ended
                                       June 30,                   December 31,
                              --------------------------   --------------------------
                                  1996          1995           1995          1994
                               -----------   -----------    -----------   -----------
                               (Unaudited)   (Unaudited)
Real time image generators .    $ 32,610      $225,578       $267,428      $415,254
Consulting fees  ...........     458,000        51,000        169,558        40,740
Parts and repairs  .........      51,674        34,583         40,325         5,838
                               -----------   -----------    -----------   -----------
                                $542,284      $311,161       $477,311      $461,832
                               ===========   ===========    ===========   ===========


                               TELLURIAN, INC.

                        NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED DECEMBER 31, 1995 AND 1994  - (Continued)

NOTE 12 -- REVENUES  - (Continued)

   The Company operates principally in three geographic areas: the United States, Canada and the Republic of China. The following is a summary of information by area:

                           Six Months Ended                Years Ended
                               June 30,                   December 31,
                       --------------------------   --------------------------
                          1996          1995           1995           1994
                       -----------   -----------    -----------    -----------
                      (Unaudited)    (Unaudited)
Revenues
United States  ....    $139,686      $260,161       $379,311       $405,718
Canada  ...........       5,000            --         27,000         35,000
Republic of China .     395,598        51,000         71,000         21,114
                       -----------   -----------    -----------    -----------
                       $540,284      $311,161       $477,311       $461,832
                       ===========   ===========    ===========    ===========
  Revenues from major customers are as follows:
Customer A  .......        72.9%         39.5%          31.8%          24.3%
Customer B  .......         8.9%         16.4%          20.5%          18.8%
Customer C  .......         5.6%          8.9%          10.7%          18.1%

NOTE 13 -- COMMON STOCK


   On March 24, 1995, in connection with its private placement, the Company increased its authorized common stock from 10,150 shares to 10,000,000 shares and changed the par value from $1.00 per share to $.01 per share. In addition, the Company issued 1,000,000 shares of $.01 par value common stock to replace the 10,150 shares of $1.00 par value common stock that were previously outstanding. All share data and per share amounts have been adjusted to reflect this transaction. In March 1995, the Company completed a private placement of 600,000 shares of its $.01 par value common stock for $100,000, including 150,000 shares sold to principals and an employee of the underwriter.

NOTE 14 -- WARRANTS

   On December 27, 1995, the Company issued 800,000 warrants to purchase 800,000 shares of $.01 par value common stock at an exercise price of $6.00 per share. The warrants were issued in connection with the subordinated promissory note and were valued at $.01 per warrant amounting to $8,000 (see
Note 9). Such amount was credited to additional paid-in capital. The warrants are exercisable from December 31, 1995 through December 31, 2000.

   On January 22, 1996, the Company issued 2,500,000 warrants to purchase 2,500,000 shares of $.01 par value common stock at an exercise price of $6.00 per share. The warrants, 2,200,000 issued in connection with the subordinated promissory note and 300,000 issued for cash, were valued at $.01 per warrant amounting to $28,000 (see Note 9). Such amounts were credited to additional paid-in capital. The warrants are exercisable from January 22, 1996 through January 22, 2001.

   On June 27, 1996, an agreement was signed cancelling 300,000 of these warrants. In addition, upon completion of the proposed public offering (see
Note 16), the balance of the warrants (3,000,000) will automatically convert to warrants identical to those sold to the public.

NOTE 15 -- STOCK OPTION PLAN

   On June 1, 1996, the Company adopted a Stock Option Plan (the "Plan") covering 400,000 shares of common stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments) for employees, including officers and directors and consultants of the Company. The Plan provides that options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the board of directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the options. Options designated as

                               TELLURIAN, INC.

                        NOTES TO FINANCIAL STATEMENTS

            YEARS ENDED DECEMBER 31, 1995 AND 1994  - (Continued)

NOTE 15 -- STOCK OPTION PLAN  - (Continued)

incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

   The Plan provides that all options granted thereunder shall be exercisable during a period of no more than 10 years from the date of grant (five years for Incentive Stock options granted to holders of 10% or more of the outstanding shares of common stock), depending upon the specific stock option agreement and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of common stock on the date of grant (110% for Incentive Stock options granted to holders of 10% or more of the outstanding shares of common stock), but in no event less than the initial public offering price of the Company's proposed public offering. Pursuant to the provisions of the Plan, the aggregate fair market value (determined on the date of grant) of the shares of the common stock for which incentive stock options are first exercisable under the terms of the Plan by an option holder during any one calendar year cannot exceed $100,000.

   Currently, the Plan provides that if the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any Incentive Stock options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination, in the event of termination by reason of disability, or three months from the date of termination, in the event of termination by reason of retirement at age 65, exercise the Incentive Stock option (but not after the normal termination date of the option). If employment is terminated by death, the person or persons to whom the optionee's rights under the Incentive Stock option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the normal termination date of the option). Any termination provisions of non-statutory stock options will be fixed by the board of directors or a Committee thereof.

   Options are not transferable otherwise than by will or the laws of descent and distribution and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The Plan will terminate in 2006. On June 1, 1996, the Company granted non- qualified stock options to purchase 300,000 shares of its common stock at an exercise price of $5.00 per share at any time on or after July 1, 1997 until June 1, 2006, the expiration date of such options.

NOTE 16 -- PROPOSED PUBLIC OFFERING

   The Company is filing a registration statement on Form SB-2 under the Securities Act of 1933, as amended, for the purpose of registering its securities for sale to the public.

   Pursuant to the registration statement, the Company will offer 1,400,000 shares of $.01 par value common stock for $7,000,000 and 1,850,000 five-year warrants (to purchase 1,850,000 shares of $.01 par value common stock at $6.00 per share) for $462,500. In addition, 450,000 shares are being sold by certain existing stockholders for $2,250,000. The Company will not receive any proceeds from the sale of these shares.

   The Company has agreed to enter into a financial consulting agreement with the underwriter for a period of two years from the date of the closing of the proposed public offering.

NOTE 17 -- PRIOR PERIOD ADJUSTMENT

   Accumulated deficit at January 1, 1994 has been adjusted to correct an error made in 1988. The Company erroneously capitalized as additional paid-in capital certain services rendered by existing stockholders. The error had no effect on the net loss for 1994.

NOTE 18 -- PRO FORMA INFORMATION

   Pro forma net loss has been presented to show results of operations assuming the Company filed its income tax returns as a C corporation. If the Company was a C corporation, there would be no current income taxes and deferred income taxes would consist solely of an asset for net operating loss carryforwards offset by a 100% valuation allowance.

==============================================================================

   No underwriter, dealer, salesman or other person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, in connection with the Offering, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that there has not been any change in the information set forth herein or in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby, or an offer to sell or solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom such offer or solicitation would be unlawful.

                              TABLE OF CONTENTS

                                                                       Page
                                                                      --------
Prospectus Summary  ........................                              3
Summary Financial Data  ....................                              5
Risk Factors  ..............................                              6
Use of Proceeds  ...........................                             12
Dividend Policy  ...........................                             13
Capitalization  ............................                             14
Dilution  ..................................                             14
Selected Financial Data  ...................                             16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operation ................................                             17
Business  ..................................                             21
Management  ................................                             28
Certain Transactions  ......................                             31
Principal and Selling Stockholders  ........                             33
Description of Securities  .................                             34
Shares Eligible for Future Sale  ...........                             35
Underwriting  ..............................                             36
Warrant Holders  ...........................                             38
Additional Selling Stockholders  ...........                             39
Legal Matters  .............................                             40
Experts  ...................................                             40
Additional Information  ....................                             40
Index to Financial Statements  .............                            F-1


   Until      , 1996, (25 days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus with respect to their solicitations to purchase the securities offered hereby.


==============================================================================

==============================================================================



                               TELLURIAN, INC.






                             1,850,000 SHARES OF
                                 COMMON STOCK
                            AND 1,850,000 WARRANTS
                               TELLURIAN, INC.





                                    ------
                                  PROSPECTUS
                                    ------





                           J.W. BARCLAY & CO., INC.






                                ________, 1996


==============================================================================

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Tellurian's Certificate of Incorporation contains a provision which, in substance, eliminates the personal liability of the directors of Tellurian and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. By virtue of this provision, under current Delaware law a director of Tellurian will not be personally liable for monetary damages for breach of his fiduciary duty, except for liability for (a) breach of his duty of loyalty to Tellurian or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware laws and (d) any transaction from which he receives an improper personal benefit. This provision pertains only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in Tellurian's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or Management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted Tellurian and its stockholders.

   The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

   The indemnification and advancement of expenses provided by, or granted pursuant to Delaware Corporation Law is not be deemed exclusive of any other rights to which those seeking indemnification or advance of expenses may be entitled under any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

   Article IX of Tellurian's By-Laws provides that the officers and directors of Tellurian shall be entitled to indemnification to the maximum extent permitted by Delaware law.

   The form of Underwriting Agreement included as Exhibit 1 provides for indemnification of Tellurian and certain controlling persons under certain circumstances, including liabilities under the Securities Act of 1933.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration fee              $ 14,605.35
NASD Registration Fee  .............................                4,947.77
NASDAQ filing fees  ................................               15,000.00*
Blue Sky qualification fees and expenses  ..........               50,000.00*
Printing of Prospectus and Certificates  ...........              100,000.00*
Legal fees and expenses  ...........................              100,000.00*
Accountants' fees and expenses  ....................               50,000.00*
Fees and expenses of Transfer Agent  ...............                5,000.00*
Miscellaneous  .....................................              110,446.88*
                                                                 -------------
  Total  ...........................................             $450,000.00*
                                                                 =============

------
* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

   (i) On March 17, 1995, Tellurian, Inc. (a South Carolina corporation) sold 600,000 shares of its Common Stock at a purchase price of $100,000 or $.167 per share. Of such shares, Dennis Giunta, Joseph DeFalco, Matthew Langdon, John A. Bruno, John C. Cioffoletti, Michael J. Wills, and Douglas Spinosa purchased 200,000 shares, 125,000 shares, 125,000 shares, 45,000 shares, 45,000 shares, 45,000 shares, and 15,000 shares, respectively.

   (ii) On December 27, 1995, the Issuer received $200,000 from the sale of promissory notes in the principal amount of $192,000 and 800,000 warrants from Imafina S.A. On January 22, 1996, the Issuer received $550,000 from the sale of promissory notes in the principal amount of $528,000 and 2,200,000 warrants from Jericho Limited.


   (iii) On June 27, 1996, the Issuer received $175,000 from the sale of promissory notes in the principal amount of $175,000. $150,000 of the notes are not convertible and $25,000 of the notes are convertible at $1.00 per share into 25,000 shares of the Issuer's Common Stock automatically upon the completion of the Issuer's initial public offering. Of such notes, Andrew F. Nicoletta, Karen Bulavimetz and Alec McDonald paid $70,000, $70,000 and $35,000, respectively. The Company issued to each of Andrew F. Nicoletta and Karen Bulavimetz non-convertible notes in the principal amount of $60,000 and convertible notes in the principal amount of $10,000. The Company also issued to Alec McDonald a non-convertible note in the principal amount of $30,000 and a convertible note in the principal amount of $5,000.

   Each of the transactions described in subparagraphs (i), (ii) and (iii) are exempt under Section 4(2), Section 4(6), Regulation 505 and/or Regulation 506 of the Securities Act of 1933, as amended (the "Act").

   The transactions described in sub-paragraphs (iv) and (v) below are not considered sales within the meaning of Rule 145 of the Securities Act of 1933, as amended.

   (iv) On March 15, 1995, Tellurian, Inc. (a South Carolina corporation) declared a 98.52216749-for-1 stock split.

   (v) On July 2, 1996, Tellurian, Inc. (a South Carolina corporation) reincorporated in the State of Delaware through a merger into and with Tellurian, Inc. (a Delaware corporation) with the Delaware corporation as the surviving corporation. As a result of the merger, the Company issued 430,049 shares to Charles Powers, 297,908 shares to Ronald Swallow, 109,481 shares to Richard Swallow, 9,852 shares to Sergei Doroshov, 16,748 shares to Donald Wnageran, 49,261 shares to Stuart French, 49,261 shares to Ching-yuan Tung, 9,852 shares to Hitesh Amin, 9,852 shares to Lawson Nichols, 4,926 shares to Jerry Plotczyk, 4,926 shares to Karyssa Plotczyk, 4,926 shares to Richard Mathiesen, 2,958 shares to Mat Adams, 45,000 shares to John Bruno, 45,000 shares to Douglas Spinosa, 45,000 shares to Dennis Giunta, 15,000 shares to Michael Wills, 125,000 shares to Joseph DeFalco, 125,000 shares to John Cioffoletti and 200,000 shares to Matthew Langdon.

ITEM 27. EXHIBITS


   (a) Exhibits. The following exhibits have been previously filed unless otherwise noted.

   Exhibit
     No.      Description
 -----------  -----------
      1       Amended Form of Agreement Among Underwriters, Underwriting Agreement and Selected Dealer Agreement.*
      2       Agreement and Plan of Merger; Certificate of Ownership and Merger (Delaware); Articles of Merger
              (South Carolina)
      3(a)    Articles of Incorporation of Registrant
      3(b)    By-Laws of Registrant
      4(a)    Specimen of Common Stock*
      4(b)    Form of Warrant Agreement including Form of Warrant *
      4(c)    Form of Underwriter's Warrants*
      5       Opinion re: legality *
     10(a)    Indemnification Agreement dated October 10, 1995 between Charles Powers and the Registrant and an amendment thereto dated June 17, 1996
     10(b)    Assignment of Contract Rights dated October 9, 1995 between Charles Powers and the Registrant and an amendment thereto dated June 17, 1996
     10(c)    Form of Employment Agreement to be entered into between Dr. Ronald Swallow and the Registrant *
     10(d)    Form of Employment Agreement to be entered into between Stuart French and the Registrant *
     10(e)    Lease for Facilities in Upper Saddle River, New Jersey
     10(f)    Transfer Technology Agreement dated January 1, 1996 between Voyager Graphics, Inc. and the Registrant
     10(g)    Agreement dated November 14, 1994 between TTY Graphics, Inc., Voyager Simulation Ltd. and the Registrant.
     10(h)    Letter Agreement dated May 26, 1995 between the Registrant and TTY Graphics, Inc. and amendment thereto dated July 17, 1996.
     10(i)    Agreement dated November 5, 1991 by and among Greg Gustin, Pat Lowe as Trustee for the Estate of
              Quantum Graphics, Inc. and TTY Graphics, Inc.
     10(j)    Assignment Agreement dated as of November 5, 1991 between TTY Graphics, Inc. and the Registrant
     10(k)    Letter Agreement dated August 1, 1996 and August 2, 1995 between Greg Gustin and the Registrant
     10(l)    Agreement dated July 23, 1996 between TTY Graphics, Inc. and the Registrant
     10(m)    1996 Incentive and Non-Statutory Stock Option Plan
     10(n)    Promissory Note dated December 27, 1995, issued to Imafina S.A.
     10(o)    Promissory Note dated January 22, 1996 issued to Jericho Limited
     10(p)    Form of Convertible Promissory Note dated June 27, 1996 issued to Andrew Nicoletta, Karen Bulavinetz and Alec McDonald
     10(q)    Form of Non-Convertible Promissory Note dated June 27, 1996 issued to Andrew Nicoletta, Karen Bulavinetz and Alec McDonald
     10(r)    Common Stock Purchase Warrants dated December 27, 1995 issued to Imafina S.A.
     10(s)    Common Stock Purchase Warrants dated January 22, 1996 issued to Jericho Limited.
     10(t)    Letter dated March 19, 1996 between Eye Wonder Studios and the Registrant.*
     10(u)    Consulting Agreement with J.W. Barclay & Co., Inc.*
     10(v)    Merger and Acquisition Agreement with J.W. Barclay & Co., Inc.*
     11       Earnings per share - See notes to financial statements
     21       Subsidiaries of Registrant - None
     23       Consent of Miller, Ellin & Co.*
     27       Selected Financial Data*

------
* Filed herewith.

ITEM 28. UNDERTAKINGS

   The undersigned Registrant hereby further undertakes:

   (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

   (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

   (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The Company will provide to the Representative of the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchaser.

   For determining any liability under the Securities Act, the Registrant will treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                  SIGNATURES


   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Upper Saddle River, State of New Jersey on the 27 day of September, 1996.


                                          TELLURIAN, INC.



                                          By: /s/ Stuart French
                                          -----------------------------------
                                          Stuart French, President

   In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated:


         Signatures                          Titles                           Date
 --------------------------   -------------------------------------   --------------------
  /s/ Dr. Ronald Swallow     Chairman of the Board, Chief            September 27, 1996
  -------------------------  Executive Officer
     Dr. Ronald Swallow

     /s/ Stuart French       President, Chief Financial and          September 27, 1996
  -------------------------  Accounting Officer and a Director
        Stuart French        of the Company

    /s/ Richard Swallow      Secretary and a Director of the         September 27, 1996
  -------------------------  Company
     /s/ Richard Swallow


                                EXHIBIT INDEX

   Exhibit                                                                                                Page
     No.                                            Description                                            No.
 -----------                                        -----------                                         --------
      1       Amended Form of Agreement Among Underwriters, Underwriting Agreement and Selected Dealer
              Agreement.*
      2       Agreement and Plan of Merger; Certificate of Ownership and Merger (Delaware); Articles of
              Merger (South Carolina)
      3(a)    Articles of Incorporation of Registrant
      3(b)    By-Laws of Registrant
      4(a)    Specimen of Common Stock*
      4(b)    Form of Warrant Agreement including Form of Warrant *
      4(c)    Form of Underwriter's Warrants*
      5       Opinion re: legality *
     10(a)    Indemnification Agreement dated October 10, 1995 between Charles Powers and the Registrant and an amendment thereto dated June 17, 1996
     10(b)    Assignment of Contract Rights dated October 9, 1995 between Charles Powers and the Registrant and an amendment thereto dated June 17, 1996
     10(c)    Form of Employment Agreement to be entered into between Dr. Ronald Swallow and the Registrant*
     10(d)    Form of Employment Agreement to be entered into between Stuart French and the Registrant*
     10(e)    Lease for Facilities in Upper Saddle River, New Jersey
     10(f)    Transfer Technology Agreement dated January 1, 1996 between Voyager Graphics, Inc. and the
              Registrant
     10(g)    Agreement dated November 14, 1994 between TTY Graphics, Inc., Voyager Simulation Ltd. and the Registrant.
     10(h)    Letter Agreement dated May 26, 1995 between the Registrant and TTY Graphics, Inc. and amendment thereto dated July 17, 1996.
     10(i)    Agreement dated November 5, 1991 by and among Greg Gustin, Pat Lowe as Trustee for the Estate of Quantum Graphics, Inc. and TTY Graphics, Inc.
     10(j)    Assignment Agreement dated as of November 5, 1991 between TTY Graphics, Inc. and the Registrant
     10(k)    Letter Agreement dated August 1, 1996 and August 2, 1995 between Greg Gustin and the Registrant
     10(l)    Agreement dated July 23, 1996 between TTY Graphics, Inc. and the Registrant
     10(m)    1996 Incentive and Non-Statutory Stock Option Plan
     10(n)    Promissory Note dated December 27, 1995, issued to Imafina S.A.
     10(o)    Promissory Note dated January 22, 1996 issued to Jericho Limited
     10(p)    Form of Convertible Promissory Note dated June 27, 1996 issued to Andrew Nicoletta, Karen
              Bulavinetz and Alec McDonald
     10(q)    Form of Non-Convertible Promissory Note dated June 27, 1996 issued to Andrew Nicoletta,
              Karen Bulavinetz and Alec McDonald
     10(r)    Common Stock Purchase Warrants dated December 27, 1995 issued to Imafina S.A.
     10(s)    Common Stock Purchase Warrants dated January 22, 1996 issued to Jericho Limited.
     10(t)    Letter dated March 19, 1996 between Eye Wonder Studios and the Registrant.*
     10(u)    Consulting Agreement with J.W. Barclay & Co., Inc.*
     10(v)    Merger and Acquisition Agreement with J.W. Barclay & Co., Inc.*
     11       Earnings per share - See notes to financial statements
     21       Subsidiaries of Registrant - None
     23       Consent of Miller, Ellin & Co.*
     27       Selected Financial Data*


------
* Filed herewith.